TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED

                                       AND

                         CITIBANK, N.A., As Depositary,

                                       AND

               HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF

                   AMERICAN DEPOSITARY SHARES ISSUED HEREUNDER

                     Amended and Restated Deposit Agreement

                            Dated as of ______, 2007

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I       DEFINITIONS....................................................2
    Section 1.01.  "Accounts"..................................................2
    Section 1.02.  "ADR Facilities"............................................2
    Section 1.03.  "ADRs"; "American Depositary Receipts" or "Receipts"........2
    Section 1.04.  "Affiliate".................................................2
    Section 1.05.  "American Depositary Shares"or "ADSs".......................2
    Section 1.06.  "Applicant".................................................3
    Section 1.07.  "Beneficial Owner"..........................................3
    Section 1.08.  "Business Day"..............................................3
    Section 1.09.  "CBC".......................................................3
    Section 1.10.  "Certificated ADS(s)".......................................3
    Section 1.11.  "Certificate(s) of Payment".................................3
    Section 1.12.  "Chairman"..................................................3
    Section 1.13.  "Commission"................................................3
    Section 1.14.  "Company"...................................................4
    Section 1.15.  "Custodian".................................................4
    Section 1.16.  "Deposit Agreement".........................................4
    Section 1.17.  "Depositary"................................................4
    Section 1.18.  "Deposited Securities"......................................4
    Section 1.19.  "DTC".......................................................4
    Section 1.20.  "DTC Participant"...........................................5
    Section 1.21.  "Eligible Securities".......................................5
    Section 1.22.  "Eligible Securities Registrar".............................5
    Section 1.23.  "Exchange Act"..............................................5
    Section 1.24.  "First Certificate".........................................5
    Section 1.25.  "First Nomination Certificate"..............................5
    Section 1.26.  "Foreign Currency"..........................................5
    Section 1.27.  "FSC".......................................................5
    Section 1.28.  The words "herein" and "hereof".............................5
    Section 1.29.  "Holder"....................................................6
    Section 1.30.  "Initial Deposit"...........................................6
    Section 1.31.  "Master Certificate"........................................6
    Section 1.32.  "Nominating Owners".........................................6
    Section 1.33.  "Nomination"................................................6
    Section 1.34.  "Nomination Submission Date"................................6
    Section 1.35.  "Nomination Submission Period"..............................6
    Section 1.36.  "NT Dollars" or "NT$".......................................6
    Section 1.37.  "Offering"..................................................7
    Section 1.38.  "Original ADR(s)"...........................................7
    Section 1.39.  "Original ADR Facility".....................................7
    Section 1.40.  "Original ADS(s)"...........................................7
    Section 1.41.  "Original Deposit Agreement"................................7
    Section 1.42.  "Overseas Offering Rules"...................................7
    Section 1.43.  "Preamble"..................................................7
    Section 1.44.  "Pre-Release Transaction"...................................7
    Section 1.45.  "Primary Issue Deposit".....................................7

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

    Section 1.46.  "Principal Office"..........................................8
    Section 1.47.  "Proposal"..................................................8
    Section 1.48.  "Registrar".................................................8
    Section 1.49.  "Representative"............................................8
    Section 1.50.  "Republic of China"; "ROC" and "Taiwan".....................8
    Section 1.51.  "Regulation S"..............................................8
    Section 1.52.  "Restricted Securities".....................................8
    Section 1.53.  "Scripless Shares"..........................................9
    Section 1.54.  "Second Certificate"........................................9
    Section 1.55.  "Second Nomination Certificate".............................9
    Section 1.56.  "Securities Act"............................................9
    Section 1.57.  "Share ADR Facility"........................................9
    Section 1.58.  "Share ADR(s)" and "Share American Depositary Receipt(s)"...9
    Section 1.59.  "Share ADS(s)" and "Share American Depositary Share(s)".....9
    Section 1.60.  "Share Listing Date".......................................10
    Section 1.61.  "Shares"...................................................10
    Section 1.62.  "Shareholder Record Date"..................................10
    Section 1.63.  "Submission Date"..........................................10
    Section 1.64.  "Submission Period"........................................10
    Section 1.65.  "Submitting Holders".......................................10
    Section 1.66.  "Taiwan Securities Central Depository".....................11
    Section 1.67.  "Taiwan Stock Exchange" and "TSE"..........................11
    Section 1.68.  "Temporary ADR Facility"...................................11
    Section 1.69.  "Temporary ADR(s)".........................................11
    Section 1.70.  "Temporary ADS(s)".........................................11
    Section 1.71.  "Uncertificated ADS(s)"....................................11
    Section 1.72.  "United States"............................................12
    Section 1.73.  "U.S. dollars".............................................12
    Section 1.74.  "Voting Instruction".......................................12
    Section 1.75.  "Voting Instructions Notice"...............................12
    Section 1.76.  "Voting Materials".........................................12

ARTICLE II      APPOINTMENT OF DEPOSITARY, FORM OF RECEIPTS, DEPOSIT OF
                SHARES, EXECUTION AND DELIVERY, TRANSFER AND
                SURRENDER OF RECEIPTS.........................................12
    Section 2.01.  Appointment of Depositary..................................12
    Section 2.02.  Form and Transferability of Certificated ADSs..............12
    Section 2.03.  Deposit of Eligible Securities.............................14
    Section 2.04.  Execution and Delivery of Receipts and ADSs................16
    Section 2.05.  Transfer of ADSs; Combination and Split-up of Receipts;
                   Interchange of Certificated and Uncertificated ADSs........17
    Section 2.06.  Surrender of ADSs and Withdrawal of Deposited Securities...18
    Section 2.07.  Additional Limitations on Execution and Delivery,
                   Transfer, Etc. of ADSs; Suspension of Delivery,
                   Transfer, Etc..............................................21
    Section 2.08.  Lost Receipts, Etc.........................................22

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

    Section 2.09.  Cancellation and Destruction of Surrendered Receipts.......22
    Section 2.10.  Maintenance of Records.....................................22
    Section 2.11.  Partial Entitlement ADSs...................................23
    Section 2.12.  Temporary ADSs.............................................23
    Section 2.13.  Certificated/Uncertificated ADSs...........................25

ARTICLE III     CERTAIN OBLIGATIONS OF HOLDERS OF ADSs........................26
    Section 3.01.  Filing Proofs, Certificates and Other Information..........26
    Section 3.02.  Liability of Holders for Taxes and Other Charges...........27
    Section 3.03.  Representations and Warranties on Deposit, Transfer,
                   Surrender and Withdrawal of Eligible Securities or ADSs....27
    Section 3.04.  Disclosure of Beneficial Ownership.........................28
    Section 3.05.  Ownership Restrictions.....................................28
    Section 3.06.  Compliance with Information Requests.......................29

ARTICLE IV      RIGHTS RELATING TO THE DEPOSITED SECURITIES; CERTAIN
                OBLIGATIONS OF THE DEPOSITARY.................................29
    Section 4.01.  Cash Distributions.........................................29
    Section 4.02.  Distributions in Eligible Securities.......................30
    Section 4.03.  Distributions of Rights....................................30
    Section 4.04.  Distributions Other Than Cash, Eligible Securities
                   or Rights..................................................32
    Section 4.05.  Conversion of Foreign Currency.............................32
    Section 4.06.  Fixing of Record Date......................................33
    Section 4.07.  Voting of Deposited Securities.............................34
    Section 4.08.  Right to Submit Proposal at General Meeting
                   of Shareholders............................................36
    Section 4.09.  Right to Submit Nomination for Independent Director
                   at Meeting of Shareholders.................................37
    Section 4.10.  Changes Affecting Deposited Securities.....................39
    Section 4.11.  Transmittal by the Depositary of Company Notices,
                   Reports and Communications.................................39
    Section 4.12.  Taxation...................................................40
    Section 4.13.  Available Information......................................41
    Section 4.14.  Disclosure of Ownership and Shareholders' Rights...........41

ARTICLE V       THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.................41
    Section 5.01.  Maintenance of Depositary's Office and Register............41
    Section 5.02.  Lists of Receipt Holders...................................42
    Section 5.03.  Obligations of the Depositary, the Custodian
                   and the Company............................................42
    Section 5.04.  Prevention or Delay in Performance by the Depositary
                   or the Company.............................................43
    Section 5.05.  Resignation and Removal of the Depositary,
                   Appointment of Successor Depositary........................44
    Section 5.06.  Charges of Depositary......................................44
    Section 5.07.  The Custodian..............................................45
    Section 5.08.  Notices and Reports........................................45
    Section 5.09.  Issuance of Additional Eligible Securities, ADSs Etc.......46

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

    Section 5.10.  Indemnification............................................47
    Section 5.11.  Certain Rights of the Depositary; Limitations..............47
    Section 5.12.  Undertakings of the Company................................48

ARTICLE VI      AMENDMENT AND TERMINATION.....................................49
    Section 6.01.  Amendment..................................................49
    Section 6.02.  Termination................................................49

ARTICLE VII     MISCELLANEOUS.................................................50
    Section 7.01.  Counterparts...............................................50
    Section 7.02.  No Third Party Beneficiaries...............................50
    Section 7.03.  Severability...............................................50
    Section 7.04.  Holders as Parties, Binding Effect.........................50
    Section 7.05.  Notices....................................................50
    Section 7.06.  Governing Law and Jurisdiction; Appointment of Agent;
                   Waiver of Immunities.......................................51
    Section 7.07.  Compliance with U.S. Securities Laws.......................52
    Section 7.08.  Assignment.................................................52

                     AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of [DATE], 2007 (this "Deposit Agreement") among TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED, a company limited by shares and organized under the laws of the Republic of China (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor as depositary hereunder (the "Depositary"), and all Holders and Beneficial Owners, each as hereinafter defined, from time to time of the American Depositary Shares issued hereunder.

                                   WITNESSETH:

      WHEREAS, the Company has duly authorized the issuance of common shares par value NT$10 per share of the Company (the "Shares") and already has outstanding Shares, with such terms and provisions as are specified in the Articles of Incorporation of the Company as the same may be amended or otherwise modified from time to time;

      WHEREAS, the Company and the Depositary previously entered into a deposit agreement, dated as of October 14, 1997 as amended and restated as of June 7, 2000, July 14, 2003, April 13, 2005 and November 30, 2005 (as so amended and restated, the "Original Deposit Agreement"), which provides for (i) the deposit of the Shares from time to time with the Depositary or with the Custodian (each defined therein) as agent of the Depositary for the purposes set forth in the Original Deposit Agreement, (ii) for the creation of American Depositary Shares (the "Original ADSs") representing the Shares so deposited (the depositary facility for such Original ADSs, the "Original ADR Facility"), and (iii) the execution and delivery of the American Depositary Receipts evidencing the Original ADSs (the "Original ADRs");

      WHEREAS, the Company and the Depositary desire to amend and restate the Original Deposit Agreement to (i) make ADSs eligible for direct registration, as required by the New York Stock Exchange, by providing that ADSs may be certificated or uncertificated securities, (ii) enable the distribution of the Company's reports by electronic means, and (iii) reflect changes in ROC law in connection with the nomination of candidates for independent director for voting at the meeting of the shareholders of the Company;

      WHEREAS, the Depositary is willing to act as the Depositary for the ADR Facilities upon the terms set forth in this Deposit Agreement; and

      WHEREAS, any American Depositary Receipts issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A annexed hereto with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement and as shall be specified in or pursuant to any resolutions of the Company's Board of Directors;

      NOW, THEREFORE, in consideration of the premises it is agreed by and among the parties hereto as follows;

                                    ARTICLE I
                                   DEFINITIONS

      The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

      Section 1.01. "Accounts"shall have the meaning given to such term in
Section 2.06 hereof.

      Section 1.02. "ADR Facilities" shall mean, collectively, the Share ADR Facility and the Temporary ADR Facility.

      Section 1.03. "ADRs"; "American Depositary Receipts" or "Receipts" shall, unless otherwise specifically set forth herein, mean any series of certificates issued by the Depositary hereunder evidencing American Depositary Shares in the form of Certificated ADS(s), as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt or ADR may represent any number of American Depositary Shares. Unless otherwise specifically set forth herein, the term "Receipts" shall include the Temporary ADRs evidencing the Temporary ADSs issued hereunder. Notwithstanding anything else contained herein or therein, the Original ADRs issued and outstanding under the Original Deposit Agreement to evidence Original ADSs shall, from and after the date hereof, be treated as Receipts issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

      Section 1.04. "Affiliate" shall have the meaning assigned to it under Regulation C under the Securities Act or under any successor regulation thereto.

      Section 1.05. "American Depositary Shares"or "ADSs" shall mean the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and, if issued as Certificated ADS(s), the American Depositary Receipts issued hereunder to evidence such ADSs. ADS(s) may be issued under the terms of this Deposit Agreement in the form of (a) Certificated ADS(s), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration records maintained by the Depositary for such purposes under the terms of Section 2.13. Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. The Original ADSs issued and outstanding as of the date hereof shall, from and after the date hereof, be deemed for all purposes to be Share ADSs issued and outstanding under the terms of this Deposit Agreement, unless otherwise specifically noted, and shall be subject to the terms and conditions of this Deposit Agreement in all respects. Each American Depositary Share will represent (i) in the case of Share ADSs, five (5) Shares and (ii) in the case of Temporary ADSs, interests in the Certificate of Payment, each interest representing the irrevocable right to receive five (5) Shares from the

Company, in each case until there shall occur a distribution upon Deposited Securities referred to in Section 4.02 or a change in Deposited Securities referred to in Section 4.10 with respect to which additional ADSs are not issued and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections. Unless otherwise specifically set forth in this Deposit Agreement or the applicable ADR, the terms "American Depositary Shares" and "ADSs" shall include Temporary ADSs.

      Section 1.06. "Applicant" shall have the meaning given to such term in
Section 5.11 hereof.

      Section 1.07. "Beneficial Owner" shall mean as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. A Beneficial Owner of ADSs may or may not be the Holder of such ADS(s). A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADS(s) owned by such Beneficial Owner. Beneficial Owners of Original ADSs issued and outstanding as of the date hereof shall, from and after the date hereof, be deemed for all purposes to be Beneficial Owners of Share ADSs under the terms hereof, unless otherwise specifically noted.

      Section 1.08. "Business Day" shall mean any day on which both the banks in Taipei, the Republic of China and the banks in The City of New York are open for business.

      Section 1.09. "CBC" shall mean the Central Bank of the Republic of China (Taiwan).

      Section 1.10. "Certificated ADS(s)" shall have the meaning given to such term in Section 2.13 hereof.

      Section 1.11. "Certificate(s) of Payment" shall mean the single global Certificate of Payment issued by the Company evidencing the irrevocable right to receive the Shares delivered by the Company in respect of each Offering of Shares by the Company.

      Section 1.12. "Chairman" shall have the meaning given to such term in
Section 4.07 hereof.

      Section 1.13. "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

      Section 1.14. "Company" shall mean Taiwan Semiconductor Manufacturing Company Limited, a corporation organized under the laws of the Republic of China, having its principal executive office at No. 8, Li-Hsin Rd. 6, Hsinchu Science Park, Hsinchu, Taiwan, Republic of China.

      Section 1.15. "Custodian" shall mean, as of the date hereof, Citibank, N.A. Taipei Branch, currently located at East Road, Section 4, Taipei, Taiwan, Republic of China, as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.07 as additional or substitute custodian hereunder, and the term "Custodian" shall mean any custodian individually or all custodians collectively, as the context may require.

      Section 1.16. "Deposit Agreement" shall mean this Amended and Restated Deposit Agreement and all exhibits hereto, as the same may be amended or otherwise modified from time to time in accordance with the provisions hereof.

      Section 1.17. "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States, and any successor depositary appointed pursuant to the terms of Section 5.05 hereof.

      Section 1.18. "Deposited Securities" shall mean, collectively or individually, as the context may require and unless otherwise specifically set forth herein, (a) with respect to Share ADSs, Shares and (b) with respect to Temporary ADSs, interests in the Certificate of Payment, in each case at any time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof, subject, in the case of cash to the provisions of Section 4.05. Notwithstanding anything else contained herein, the securities, property and cash delivered to the Custodian in respect of Shares held in connection with the Original ADSs then outstanding, and any other deposited securities held as of the date hereof under the Original Deposit Agreement in respect of the Original ADSs and defined as "Deposited Securities" thereunder in respect of the Original ADSs, shall, for all purposes, from and after the date hereof, be considered to be and treated as, Deposited Securities hereunder in all respects.

      Section 1.19. "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants maintained in DTC, and any successor thereto.

      Section 1.20. "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting.

      Section 1.21. "Eligible Securities" shall mean, collectively or individually as the context may require and unless otherwise specifically set forth herein, (a) with respect to Share ADSs, Shares and (b) with respect to Temporary ADSs, interests in the Certificate of Payment, in each case to the extent eligible for deposit hereunder at any time and from time to time from and after the date hereof.

      Section 1.22. "Eligible Securities Registrar" shall mean Chinatrust Commercial Bank or any other institution appointed by the Company to carry out the duties of registrar for the Shares and/or any Certificate of Payment, and any successor thereto.

      Section 1.23. "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

      Section 1.24. "First Certificate" shall have the meaning given to such term in Section 4.08 hereof.

      Section 1.25. "First Nomination Certificate" shall have the meaning given to such term in Section 4.09 hereof.

      Section 1.26. "Foreign Currency" shall have the meaning given to such term in Section 4.05 hereof.

      Section 1.27. "FSC" shall mean the Financial Supervisory Commission of the Republic of China.

      Section 1.28. The words "herein" and "hereof" shall refer to this Deposit Agreement in its entirety and not to any specific Article or Section of this Deposit Agreement.

      Section 1.29. "Holder" shall mean the person or persons in whose name ADSs are registered on the books of the Depositary or the Registrar, if any, maintained for such purpose. Holders of Original ADRs shall, from and after the date hereof, by the terms of this Deposit Agreement automatically become Holders of Share ADRs issued hereunder. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of such ADSs. Any reference to Holders of ADR(s) or ADS(s) in this Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary or Registrar maintained for such purpose.

      Section 1.30. "Initial Deposit" shall mean the initial deposit of Shares and/or the Certificate of Payment, as the case may be, in connection with each Offering. The term Initial Deposit shall include any Primary Issue Deposits made by the Company.

      Section 1.31. "Master Certificate" shall have the meaning given to such term in Section 2.03 hereof.

      Section 1.32. "Nominating Owners" shall have the meaning given to such term in Section 4.09 hereof.

      Section 1.33. "Nomination" shall have the meaning given to such term in
Section 4.09 hereof.

      Section 1.34. "Nomination Submission Date" shall mean the date on which the Nominating Owners submit a Nomination pursuant to Section 4.09.

      Section 1.35. "Nomination Submission Period"shall mean the period applicable to shareholders of the Company for submission of their nomination of candidates for independent director to the Company as publicly announced by the Company at a time prior to the commencement of a general meeting or a special meeting of shareholders of the Company, in each case involving the election of independent directors, as the case may be.

      Section 1.36. "NT Dollars" or "NT$" shall mean New Taiwan dollars, the lawful currency of the Republic of China.

      Section 1.37. "Offering" shall mean any offering by the Company of ADSs representing Shares or the rights to receive Shares, whether newly issued or otherwise, or the sale by certain approved holders of ADSs, within and/or outside the United States.

      Section 1.38. "Original ADR(s)" shall have the meaning set forth in the third paragraph of the Preamble hereto. Notwithstanding anything else contained herein or therein, the Original ADRs issued and outstanding as of the date hereof under the Original Deposit Agreement evidencing Original ADSs shall, from and after the date hereof, be treated as Share ADRs issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

      Section 1.39. "Original ADR Facility" shall have the meaning given to such term in the third paragraph of the Preamble hereto.

      Section 1.40. "Original ADS(s)" shall mean the American Depositary Shares issued under the Original Deposit Agreement and outstanding as of the date hereof, as described in the third paragraph of the Preamble hereto. Notwithstanding anything else contained herein or therein, the Original ADSs issued and outstanding as of the date hereof under the Original Deposit Agreement shall, from and after the date hereof, be treated as Share ADSs issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

      Section 1.41. "Original Deposit Agreement" shall mean the Deposit Agreement, dated as of October 14, 1997 and amended as of June 7, 2000, July 14, 2003, April 13, 2005 and November 30, 2005, as further described in the third paragraph of the Preamble hereto.

      Section 1.42. "Overseas Offering Rules" shall have the meaning given to such term in Section 5.12(b) hereof.

      Section 1.43. "Preamble" shall mean the part of this Deposit Agreement prior to Article I.

      Section 1.44. "Pre-Release Transaction" shall have the meaning given to such term in Section 5.11 hereof.

      Section 1.45. "Primary Issue Deposit" shall have the meaning given to such term in Section 2.03 hereof.

      Section 1.46. "Principal Office" when used with respect to the Depositary, shall be the principal office of the Depositary in New York at which at any particular time its depositary receipt business shall be administered, which, at the date of this Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

      Section 1.47. "Proposal" shall have the meaning given to such term in
Section 4.08 hereof.

      Section 1.48. "Registrar" shall mean the Depositary or, upon the request or with the approval of the Company, any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall be required to give notice in writing to the Depositary and the Company accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

      Section 1.49. "Representative" shall have the meaning given to such term in Section 4.07 hereof.

      Section 1.50. "Republic of China"; "ROC" and "Taiwan" shall mean the Republic of China.

      Section 1.51. "Regulation S" shall mean Regulation S under the Securities Act, as from time to time amended.

      Section 1.52. "Restricted Securities" shall mean collectively or individually, as the context may require, Eligible Securities, Deposited Securities or ADSs, which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules promulgated thereunder, or (ii) are held directly or indirectly by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under (a) the laws of the United States, (b) the laws of the Republic of China, (c) a shareholders agreement, (d) the Articles of Incorporation of the Company, or (e) the regulations of an applicable securities exchange unless, in any case, (x) such Eligible Securities, Deposited Securities or ADSs are being sold to persons other than an Affiliate of the Company in a transaction covered by an effective resale registration statement under, or exempt from the registration requirements of, the Securities Act, and (y) the Eligible Securities, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

      Section 1.53. "Scripless Shares" shall have the meaning given to such term in Section 2.03 hereof.

      Section 1.54. "Second Certificate" shall have the meaning given to such term in Section 4.08 hereof.

      Section 1.55. "Second Nomination Certificate" shall have the meaning given to such term in Section 4.09 hereof.

      Section 1.56. "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

      Section 1.57. "Share ADR Facility" shall mean the ADR facility into which Shares are deposited in accordance with the terms of this Deposit Agreement. Notwithstanding anything else contained herein, the ADR facility into which

Shares were deposited under the Original Deposit Agreement in respect of the Original Share ADSs and defined as the "Share ADR Facility" thereunder, shall, for all purposes, from and after the date hereof, be considered and treated as the Share ADR Facility hereunder in all respects.

      Section 1.58. "Share ADR(s)" and "Share American Depositary Receipt(s)" shall mean the Receipts issued by the Depositary to evidence Share ADSs issued under the terms of this Deposit Agreement in the form of Certificated ADSs, as such Share ADRs may be amended from time to time in accordance with the provisions hereof. A Share ADR may evidence any number of Share ADSs and may, in the case of Share ADSs held through a central depository such as DTC, be in the form of a balance certificate. Unless otherwise specifically set forth herein, the term "Share ADRs" shall, from and after the date hereof, include the Original ADRs issued under the Original Deposit Agreement. Share ADRs shall, unless otherwise specifically set forth herein or in the applicable ADR(s), be deemed to be Receipts for all purposes under this Deposit Agreement.

      Section 1.59. "Share ADS(s)" and "Share American Depositary Share(s)" shall mean the rights and interests in deposited Shares granted to Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and, if issued as Certificated ADS(s), the Share ADRs issued hereunder to evidence such Share ADSs. Share ADS(s) may be issued under the terms of this Deposit Agreement in the form of (a) Certificated ADS(s), in which case the Share ADS(s) are evidenced by Share ADR(s), or (b) Uncertificated ADS(s), in which case the Share ADS(s) are not evidenced by Share ADR(s) but are reflected on the direct registration records maintained by the Depositary for such purposes under the terms of Section 2.13. Unless otherwise specified in this Deposit Agreement or in any Share ADR, or unless the context otherwise requires, any reference to Share ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. The Original ADSs issued under the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be deemed for all purposes to be Share ADSs issued hereunder and shall be subject to the terms and conditions of this Deposit Agreement in all respects. Share ADSs shall, unless otherwise specifically set forth herein, be deemed to be American Depositary Shares or ADSs, as the context may require, for all purposes under this Deposit Agreement.

      Section 1.60. "Share Listing Date" shall have the meaning given to such term in Section 2.12 hereof.

      Section 1.61. "Shares" shall mean the common shares of the Company, whether in physical certificated form or in scripless form represented by a Master Certificate, each having a par value NT$10 per share, duly and validly authorized, issued and outstanding, fully paid, nonassessable and free of any preemptive rights and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares (other than interests in any Certificate of Payment); provided, however, that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights (if any) have theretofore not been validly waived or exercised, provided further, however, that if there shall occur any change in nominal or par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.10, an exchange, replacement or conversion in respect of the Shares, the term "Shares" shall thereafter to the maximum extent permitted by law represent the successor securities resulting from such change in nominal or par value, split-up or consolidation or any other such reclassification or exchange, replacement or conversion.

      Section 1.62. "Shareholder Record Date" shall mean, for the purpose
Section 4.08, the relevant record date applicable to shareholders for voting at the general meeting, or, for the purpose of Section 4.09, the relevant record date applicable to shareholders for voting at the general meeting or the special meeting.

      Section 1.63. "Submission Date" shall mean the date on which the Submitting Holders submit a Proposal pursuant to Section 4.08 to the Depositary.

      Section 1.64. "Submission Period" shall mean the period applicable to shareholders of the Company for the submission of shareholder proposals to the Company as publicly announced each year by the Company.

      Section 1.65. "Submitting Holders" shall have the meaning given to such term in Section 4.08 hereof.

      Section 1.66. "Taiwan Securities Central Depository" shall mean the central depository for Shares in the Republic of China, and any successor thereto.

      Section 1.67. "Taiwan Stock Exchange" and "TSE" shall mean the primary stock exchange in the Republic of China, upon which the Shares are listed for trading and any successor stock exchange thereto.

      Section 1.68. "Temporary ADR Facility" shall mean the ADR facility into which any Certificate of Payment is deposited in accordance with the terms of this Deposit Agreement.

      Section 1.69. "Temporary ADR(s)" shall mean the Receipts issued by the Depositary to evidence Temporary ADSs issued under the terms of this Deposit Agreement (including, without limitation, Section 2.12 hereof) in the form of Certificated ADSs, as such Temporary ADRs may be amended from time to time in accordance with the terms hereof. A Temporary ADR may evidence any number of Temporary ADSs and may, in the case of Temporary ADSs held through a central depository such as DTC, be in the form of a "balance certificate". Temporary ADRs shall, unless otherwise specifically set forth herein or in the applicable Temporary ADR(s), be deemed to be Receipts for all purposes under this Deposit Agreement.

      Section 1.70. "Temporary ADS(s)" shall mean the rights and interests in any deposited Certificate of Payment granted to Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement (including, without limitation, Section 2.12 hereof) and if issued as Certificated ADS(s) the applicable Temporary ADR(s) issued hereunder to evidence such Temporary ADSs. Subject to Section 2.12, Temporary ADS(s) may be issued under the terms of this Deposit Agreement in the form of (a) Certificated ADS(s), in which case the Temporary ADS(s) are evidenced by Temporary ADR(s), or (b) Uncertificated ADS(s), in which case the Temporary ADS(s) are not evidenced by Temporary ADR(s) but are reflected on the direct registration records maintained by the Depositary for such purposes under the terms of Section 2.13. Unless otherwise specified in this Deposit Agreement or in any Temporary ADR, or unless the context otherwise requires, any reference to Temporary ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Temporary ADSs shall, unless otherwise specifically set forth herein or in the applicable Temporary ADR(s), be deemed to be American Depositary Shares or ADSs, as the context may require, for all purposes under this Deposit Agreement.

      Section 1.71. "Uncertificated ADS(s)" shall have the meaning given to such term in Section 2.13 hereof.

      Section 1.72. "United States" shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

      Section 1.73. "U.S. dollars" shall mean the lawful currency of the United States.

      Section 1.74. "Voting Instruction" shall have the meaning given to such term in Section 4.07 hereof.

      Section 1.75. "Voting Instructions Notice" shall have the meaning given to such term in Section 4.07 hereof.

      Section 1.76. "Voting Materials" shall have the meaning given to such term in Section 4.07 hereof.

                                   ARTICLE II
                  APPOINTMENT OF DEPOSITARY, FORM OF RECEIPTS,
                   DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
                       TRANSFER AND SURRENDER OF RECEIPTS

      Section 2.01. Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any ADS (or any interest therein) issued in accordance with the terms of this Deposit Agreement and each holder and each beneficial owner of Original ADSs who continues to hold such securities from and after the date hereof, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement (including, without limitation, Section
2.12 hereof), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

      Section 2.02. Form and Transferability of Certificated ADSs. Certificated ADSs shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. Receipts may be issued under the Deposit Agreement in denominations of any whole number of ADSs. The Receipts shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law. Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. No Receipt and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Receipt shall have been so dated, signed, countersigned and registered. Receipts bearing the manual or facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

      The Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals or changes, including requirements with respect to registration of transfer, not inconsistent with this Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations hereunder, (ii) as may be required to comply with any applicable laws or regulations, in order for the ADSs to meet any listing requirements or other rules or regulations of the New York Stock Exchange or any other exchange or stock quotation system upon which the ADSs may be listed, traded or quoted or to conform with any usage with respect to such laws, regulations, requirements or rules, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Receipts or ADSs are subject by reason of the date or manner of issuance or type of the underlying Deposited Securities or otherwise, or (iv) as may be required by any book-entry system in which the ADSs are held.

      The Share ADSs and the Temporary ADSs shall each bear a separate and distinct CUSIP number that is different from one another and from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not ADSs issued hereunder and are Restricted Securities.

      Subject to any limitations set forth in a Receipt or in this Deposit Agreement, when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice) title to such Receipt (and to the Certificated ADSs evidenced thereby) shall be transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the registered Holder of a Receipt (and the Certificated ADSs evidenced thereby) as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any Beneficial Owner of a Receipt (and the Certificated ADSs evidenced thereby) unless such Beneficial Owner is the registered Holder thereof. ADSs are transferable on the books of the Depositary, provided that the Depositary may close the transfer books at any time when deemed necessary by it in connection with the performance of its duties hereunder or at the written request of the Company.

      The Depositary shall make arrangements for the acceptance of the Share ADSs and the Temporary ADSs into DTC. All Share ADSs and Temporary ADSs held through DTC will be registered in the name of the nominee for DTC (currently "Cede & Co."). Uncertificated ADSs not held through DTC will be issued as described in Section 2.13 and Certificated ADSs will be issued as described in this Section 2.02. Unless issued by the Depositary as Uncertificated ADSs, each of the Share ADSs and the Temporary ADSs registered in the name of Cede & Co. will be evidenced by a single Share ADR or Temporary ADR, as the case may be, in the form of a "balance certificate", which will provide that it represents the aggregate amount of Share ADSs or Temporary ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of Share ADSs or Temporary ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. As such, the nominee for DTC will be the only "Holder" of the Share ADSs and the Temporary ADSs registered in the name of such nominee for DTC. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the balance certificates as custodian for DTC. Each Beneficial Owner holding Share ADSs or the Temporary ADSs through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the Share ADSs or Temporary ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants. So long as ADSs are held in the name of the nominee for DTC through DTC or unless otherwise required by law, ownership of beneficial interests in the Share ADSs or Temporary ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

      Section 2.03. Deposit of Eligible Securities. Subject to applicable laws, regulations of the ROC and the terms and conditions of this Deposit Agreement, Eligible Securities or evidence of rights to receive Eligible Securities other than Restricted Securities may be deposited by any person, including the Depositary in its individual capacity, at any time, whether or not the transfer books of the Company or the Eligible Securities Registrar, if any, are closed, by delivery to the Custodian of (i) certificates therefor accompanied by appropriate instrument or instruments of transfer or endorsement in a form satisfactory to the Custodian, or (ii) evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Eligible Securities to be delivered to such account, in each case along with (x) appropriate written instructions as to issuance, (y) payment of applicable fees, charges and taxes and (z) such other documentation or certification as the Depositary or the Company may reasonably require (including any opinions of counsel with respect to whether such Eligible Securities or evidences of rights to receive Eligible Securities are Restricted Securities deemed necessary by the Depositary or the Company; provided, however, that no opinion of counsel shall be necessary in connection with the deposit by the Company of a free distribution of Eligible Securities by way of dividend or stock split).

      The Depositary and the Company have been advised that under current ROC law, no deposits of Eligible Securities may be made in the ADR Facilities, and no ADSs may be issued against such deposits, without specific approval of the

FSC except in connection with the offering and the issuance of additional ADSs in connection with (i) dividends on or free distributions of Eligible Securities, (ii) the exercise by Holders of their preemptive rights applicable to Eligible Securities evidenced by ADSs in the event of capital increases for cash or (iii) as permitted hereunder, the deposit of Shares purchased by any person directly or through the Depositary on the TSE or held by such person for deposit in the Share ADR Facility, provided that the total number of ADSs outstanding after an issuance described in clause (iii) does not exceed the aggregate number of issued ADSs previously approved by the FSC (plus any ADSs created pursuant to clauses (i) and (ii) above), and subject to any adjustment in the number of Eligible Securities represented by each ADS. The Depositary and the Company have been advised that under current ROC law, issuances under clause
(iii) above will be permitted only to the extent that previously issued ADSs have been cancelled. The Depositary will not accept any Shares for deposit pursuant to clause (iii) unless it receives satisfactory opinions of ROC and U.S. counsel to the effect that such Shares may lawfully be deposited pursuant to the Deposit Agreement and are not Restricted Securities. The laws of the Republic of China applicable to the deposit of Eligible Securities may change from time to time. There can be no assurances that current law will continue in effect or that future changes of Republic of China law will not adversely affect the ability to deposit Eligible Securities hereunder.

      The Initial Deposit(s) of Eligible Securities into the ADR Facilities will be made, by or on behalf of the Company and certain shareholders approved to sell ADSs in any Offering, by (i) the delivery to the Custodian by the Company of physical Share certificates and/or a Certificate of Payment evidencing the irrevocable right to receive the physical share certificates representing the Shares registered in the name of the nominee of the Depositary as representative of the Holders, as instructed by the Depositary and (ii) the delivery to the Custodian of physical Share certificates by or on behalf of the certain selling shareholders or otherwise pursuant to the provisions of Section 5.11. Subject to the terms and conditions of this Deposit Agreement, upon such Initial Deposit(s), the Depositary shall issue ADSs representing the Deposited Securities constituting the Initial Deposit(s) in the manner provided in Sections 2.04 and 2.12.

      In connection with each deposit of Eligible Securities by the Company constituted by Shares newly issued by the Company in connection with a capital increase by cash (the "Primary Issue Deposit"), the Company shall, no later than the second business day in the ROC following such deposit, apply to the TSE for listing of a master certificate (in scripless form or in certificated form) in respect of the Shares (the "Master Certificate"). Immediately upon the listing of the Master Certificate on the TSE, the Company shall cause the Taiwan Securities Central Depository to credit into the Custodian's account by book-entry transfer such number of Shares in scripless form (the "Scripless Shares") as represented by the Master Certificate, to replace the Certificate of Payment.

      The Depositary and the Custodian shall each refuse to accept for deposit Eligible Securities that it reasonably believes to be Restricted Securities. Persons depositing Eligible Securities, other than (i) the Initial Deposit and
(ii) the Company depositing Eligible Securities constituting a free distribution of Eligible Securities by way of dividend or stock split, will be required to present appropriate evidence (including, if requested, opinions of counsel, at such persons' expense) satisfactory to the Depositary and the Company that such Eligible Securities and the issuance of ADSs issuable upon such deposit are not Restricted Securities. In addition, the Depositary and the Custodian shall refuse to accept Eligible Securities for deposit (i) whenever notified, as hereinafter provided, that the Company has restricted transfer of such Eligible Securities to comply with delivery or transfer requirements and/or ownership restrictions referred to in this Deposit Agreement or under applicable law and
(ii) in the case of a deposit of Shares requested under this Section 2.03, if such deposit is not permitted under any restriction notified by the Company to the Depositary from time to time, which restriction may specify black out periods during which deposits may not be made and minimum or maximum sizes and frequency of deposits. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Eligible Securities for deposit hereunder or transfer of ADSs to any Holder.

      At the request, risk and expense of any Holder, and for the account of such Holder, the Depositary may receive Eligible Securities to be deposited, evidence that Eligible Securities have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such Eligible Securities to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such Eligible Securities to the Custodian for deposit hereunder.

      As a condition of accepting Eligible Securities for deposit other than the Initial Deposit, the Depositary may require that the person making such deposit furnish, whether or not any register of shareholders of the Company is closed,
(a) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend or right to subscribe for additional Eligible Securities or to receive other property which any person in whose name the Eligible Securities are or have been recorded may thereafter receive upon or in respect of such deposited Eligible Securities, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (b) if the Eligible Securities are registered in the name of the person presenting them, or on whose behalf they any presented, for deposit, a proxy or proxies entitling the Custodian to vote such deposited Eligible Securities for any and all purposes until the Eligible Securities are registered in the name of the Depositary or its nominee.

      Upon each delivery to the Custodian of Eligible Securities other than the Initial Deposit (or other Deposited Securities pursuant to Sections 4.03, 4.04 or 4.10) to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian may require, as soon as is practicable, confirmation of the recordation of transfer of such Eligible Securities (or other Deposited Securities) in the name of the Depositary or its nominee at the cost and expense of the person making the deposit (or for whose benefit such deposit is made).

      Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

      Section 2.04. Execution and Delivery of Receipts and ADSs. After the deposit of any Eligible Securities pursuant to Section 2.03 and upon delivery to the Custodian of Eligible Securities pursuant to appropriate instruments of transfer or endorsement in form satisfactory to the Custodian, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order ADSs are to be issued in respect thereof. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex, facsimile transmission or other means of electronic transmission. After receiving such notice from the Custodian, or its agent, subject to this Deposit Agreement and applicable law and the provisions of the Articles of Incorporation of the Company and the Eligible Securities, the Depositary will issue ADSs representing the Eligible Securities so deposited to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such Eligible Securities with the Depositary, and, if applicable, will execute and deliver an ADR or ADRs at its Principal Office, registered in the name or names of such person or persons, to which such persons are entitled but only upon payment to the Depositary or Custodian of all fees, expenses, taxes and governmental charges payable in connection with such deposit, the transfer of the deposited Eligible Securities, the issuance of ADSs and the execution and delivery of Receipts if such ADSs are to be evidenced by Receipts. The Depositary shall have at all times a sufficient supply of Receipts to meet the demands of transfer of Certificated ADSs or Eligible Securities deposited with the Depositary or the Custodian.

      Section 2.05. Transfer of ADSs; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated ADSs. The Depositary, subject to the terms and conditions of this Deposit Agreement and, in the case of any Certificated ADS, any Receipt, shall promptly register, or cause the Registrar to register, transfers of any such ADSs on its transfer books maintained for such purpose, upon any surrender thereof by a Holder, with instructions, at the Principal Office of the Depositary in person or by duly authorized attorney (in the case of Certificated ADSs, by surrendering the Receipt representing such Certificated ADSs properly endorsed or accompanied by proper instruments of transfer, including signature guarantees in accordance with standard industry practice and the full and accurate completion of any endorsements appearing on such Receipt relating to compliance with the applicable restrictions on transfer thereof, and duly stamped as may be required by any applicable law of the State of New York or of the United States or of the ROC). Upon payment to the Depositary of the fees and charges set forth in Exhibit B hereto, the Depositary shall execute a new Receipt or Receipts (in the case of Certificated ADSs) and deliver ADSs (and any Receipts in the case of Certificated ADSs) to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws. Holders of Uncertificated ADSs and Holders of Certificated ADSs shall at all times have the right to exchange their Uncertificated ADSs for Certificated ADSs, or their Certificated ADSs for Uncertificated ADSs, as the case may be, subject to and in accordance with Section 2.13 hereof. The Depositary may close the transfer books at any time or from time to time when deemed necessary by it in connection with the performance of its duties hereunder or at the written request of the Company.

      The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the fees and charges set forth in Exhibit B hereto, cancel such Receipts and execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered. In connection with any split-up or combination of Receipts pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement.

      Section 2.06. Surrender of ADSs and Withdrawal of Deposited Securities. Upon (i) surrender of ADSs at the Principal Office (and, in the case of Certificated ADSs, a Receipt or Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented by such ADSs, (ii) payment of the fees of the Depositary for the surrender of ADSs, including the charges of the Depositary for the making of withdrawals and cancellation of ADSs and, in the case of Certificated ADSs, Receipts (as set forth in Exhibit B hereto), governmental charges and taxes payable in connection with such surrender and withdrawal, (iii) delivery to the Depositary of written instructions of the Holder for delivery of the Deposited Securities represented thereby and (iv) delivery to the Depositary any and all certifications necessary to allow the Company to comply with applicable ROC law reporting requirements, duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is otherwise instructed by the Company), and subject to the terms and conditions of this Deposit Agreement, the clearing procedures of the Registrar and the Articles of Incorporation of the Company and to the provisions of or governing the Deposited Securities, the Holder of such ADSs will be entitled to delivery to him or to his order of the amount of Deposited Securities at the time represented by the ADS or ADSs surrendered, subject to temporary delays caused by the closing of the transfer books of the Depositary or the Company in connection with voting at a shareholders' meeting or the payment of dividends or rights offering. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay. Any Holder or other person requesting withdrawal of Deposited Securities against delivery of ADSs must deliver to the Depositary a written order containing delivery instructions to such effect. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the Holder.

      The Depositary and the Company have been advised that under current ROC law, a Holder wishing to withdraw Deposited Securities from the ADR Facilities is required to appoint an eligible agent in the ROC to open a (i) securities trading account with a local brokerage firm after receiving an approval from the TSE and (ii) a bank account (the securities trading account and the bank account, collectively, the "Accounts"), to pay ROC taxes, remit funds, exercise shareholders' rights and perform such other functions as may be designated by such withdrawing Holder. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities in safe-keeping, make confirmations and settle trades and report all relevant information. Without making such appointment and the opening of such Accounts, the withdrawing Holder would be unable to hold or subsequently sell the Deposited Securities withdrawn from the ADR Facility on the TSE or otherwise. The laws of the Republic of China applicable to the withdrawal of Deposited Securities may change from time to time. There can be no assurances that current law will remain in effect or that future changes of the Republic of China law will not adversely affect the ability of Holders to withdraw Deposited Securities hereunder.

      Notwithstanding anything to the contrary herein, no Deposited Securities deposited in connection with a Primary Issue Deposit may be withdrawn or sold upon surrender of ADSs until the Certificate of Payment has been replaced by Shares in physical certificated form or represented by the Master Certificate. Subject to the receipt by the Company of the requisite approval from the TSE and the relevant provisions hereof, on and after the fourth business day in the ROC following the Primary Issue Deposit, and upon receipt by the Depositary of notice of the credit of such number of Scripless Shares represented by the Master Certificate, the Depositary shall give notice thereof to the applicable Holders of Temporary ADSs and thereafter Temporary ADSs shall be eligible for exchange into Share ADSs. Interests in Temporary ADSs in DTC shall be automatically exchanged for beneficial interests in Share ADSs as follows: with no further action by Holders, the Depositary shall instruct DTC to automatically transfer any position held by a DTC Participant under the CUSIP number assigned to the Temporary ADSs to the CUSIP number assigned to the Share ADSs. Holders and Beneficial Owners of such Temporary ADSs shall thereafter be Holders and Beneficial Owners of Share ADSs issued hereunder and shall have all the rights and obligations specified in this Deposit Agreement and, in the case of Certificated ADSs, any Receipt pertaining to Share ADSs, and a Holder may withdraw and hold the Scripless Shares or the Shares in physical certificated form, as applicable, or request the Depositary to sell or cause to be sold on behalf of such Holder the Scripless Shares or Shares in physical certificated form, as applicable. For the avoidance of doubt, Shares shall include the Scripless Shares which are without physical form and traded through book-entry settlement systems and carry the same rights as those attaching to certificated Shares in respect of dividends and are eligible for trading on the TSE in the same manner as certificated Shares.

      Holders will be entitled to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by the closing of the transfer books of the Depositary or the register of shareholders of the Company in connection with voting at a shareholders' meeting or the payment of dividends or rights offering, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any laws or governmental regulations relating to ADSs or to the withdrawal of Deposited Securities. The Depositary and the Company have been advised that under current ROC law, only Shares represented by the ADSs may be withdrawn by Holders. Upon surrender of ADSs and, in the case of Certificated ADSs, Receipts at the Principal Office and upon payment of any fees, expenses, taxes or other governmental charges as provided hereunder, subject to the terms of this Deposit Agreement, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holder's ADSs be sold on such Holder's behalf.

      Any Holder requesting a sale of Deposited Securities as set forth above may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale.

      Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided hereunder, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, expenses, taxes or governmental charges incurred in connection with such sale, as provided under this Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax. The ROC currently does not impose tax on capital gains arising from ROC securities transactions, but there can be no assurance that a capital gains tax on ROC securities transactions will not be imposed in the future or as to the manner in which any ROC capital gains tax in respect of a sale of Deposited Securities would be imposed or calculated.

      Any Receipt surrendered or written instructions received for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank. Any Holder or other person requesting withdrawal of Deposited Securities against delivery of ADSs must deliver to the Depositary a written order containing delivery instructions directing the Depositary to cause the Deposited Securities being withdrawn to be either electronically delivered or physically delivered, if available, to or upon the written order of a person or persons designated in such instructions. Prior to the Share Listing Date, there can be no assurance that there will be sufficient numbers of certificated Shares available to give effect to all written orders of Holders for the physical delivery of certificated Shares upon the surrender of ADSs.

      Upon the receipt of such instructions and compliance with the terms of this Section 2.06, the Depositary shall direct the Custodian to deliver to the principal office of such Custodian or electronically transfer, as described above, in, each case, subject to Sections 2.07, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, the clearing procedures of the Registrar and the Articles of Incorporation of the Company, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any cash dividends or distributions with respect to the Deposited Securities or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

      If permitted by ROC law, at the request, risk and expense of any Holder so surrendering ADSs or submitting such written instructions for delivery, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02, the Depositary shall direct the Custodian to forward any cash or other property or securities, and forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

      The Depositary will only honor requests for withdrawal of whole numbers of Shares or other Deposited Securities. In the case of a surrender of ADSs representing other than a whole number of Shares or Deposited Securities, the Depositary shall cause ownership of the appropriate whole number of Shares or Deposited Securities to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Deposited Securities or (ii) sell or cause to be sold the Deposited Securities represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. Trading restrictions on the TSE may result in the price per Share or any lot of Shares other than in an integral multiple of 1,000 Shares being lower than the price of Shares in lots of integral multiples of 1,000 Shares.

      Section 2.07. Additional Limitations on Execution and Delivery, Transfer, Etc. of ADSs; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADS or ADR or withdrawal of any Deposited Securities, the Depositary, the Custodian or the Registrar may require payment from the persons presenting the ADSs or the depositor of Eligible Securities of a sum sufficient to reimburse it for any tax or other governmental charge, and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees payable by the Holders and Beneficial Owners. The Depositary may refuse to deliver ADSs or ADRs, to register the transfer of any ADS or ADR or to make any distribution on, or related to, the Eligible Securities until it has received such proof of citizenship or residence, or other information as it may deem necessary or proper, or as the Company may require by written request to the Depositary. The delivery, transfer, registration of transfer of outstanding ADSs or ADRs and surrender of ADSs or ADRs generally may be suspended or refused during any period when the transfer books of the Depositary, the Company or the Company's share registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, at any time or from time to time.

      The delivery of ADSs against, or adjustments in the records of the Depositary to reflect, deposits of Eligible Securities generally or of particular Eligible Securities may be suspended or withheld, or the registration of transfer of ADSs or Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding ADSs, or the receipt of written instructions from any person having a beneficial interest in any ADS for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the register of shareholders of the Company are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary in good faith at any time or from time to time. Notwithstanding any other provision of this Deposit Agreement or any Receipts to the contrary, the surrender of outstanding ADSs and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction I.A.(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act.

      In furtherance and not in limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to (i) accept for deposit under Section 2.03 hereof Eligible Securities which the Depositary, the Custodian or the Company has reason to believe (and in the case of the Custodian or the Company, such belief shall have been communicated to the Depositary) are Restricted Securities, or permit such Eligible Securities to be used to satisfy any person's obligation with respect to transactions contemplated by Section
5.11 hereof; or (ii) accept for (w) deposit under Section 2.03 hereof, (x) transfer or exchange under Section 2.05 hereof, (y) cancellation under Section
2.06 hereof or (z) delivery in satisfaction of any person's obligation with respect to transactions contemplated by Section 5.11 hereof, depositary receipts representing Eligible Securities which are Restricted Securities.

      Subject to Section 5.11 hereof, the Depositary may issue ADSs against evidence of rights to receive Eligible Securities from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Eligible Securities furnished on behalf of the holder thereof, subject to applicable ROC law.

      Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Eligible Securities or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Eligible Securities or other Deposited Securities, or any Eligible Securities or Deposited Securities the deposit of which would violate any provisions of the Articles of Incorporation of the Company. Also without limitation of the foregoing, the Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Eligible Securities identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States and other jurisdictions.

      Section 2.08. Lost Receipts, Etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost or stolen Receipt, after the Holder thereof (i) has filed with the Depositary a written request for such exchange or delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) satisfactory to the Depositary as may be required by the Depositary to save it and any of its agents harmless in connection therewith, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

      Section 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose. The Depositary is authorized to destroy Receipts so cancelled. Any ADSs represented by a balance certificate held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the relevant balance certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the relevant balance certificate).

      Section 2.10. Maintenance of Records. The Depositary agrees to maintain or cause its agents to maintain records of all ADSs surrendered and Deposited Securities withdrawn under Section 2.06, substitute Receipts delivered under
Section 2.08, and of cancelled or destroyed Receipts under Section 2.09, in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary. Upon the reasonable request of the Company, the Depositary shall provide a copy of such records to the Company. Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.

      Section 2.11. Partial Entitlement ADSs. The Depositary may, or if so directed by the Company, shall, refuse to accept for deposit any Eligible Securities with rights, including rights to dividends, different from the rights of the Deposited Securities then on deposit with the Depositary.

      Section 2.12. Temporary ADSs. In the event that, in determining the rights and obligations of parties hereto with respect to any Temporary ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.12) and (b) the terms of (i) the Temporary ADSs issued hereunder as set forth in this Section 2.12 or (ii) the applicable Temporary ADR, if any, the terms and conditions set forth in this Section 2.12 or the applicable Temporary ADR, if any, shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Certificate of Payment, the Temporary ADSs and any Temporary ADRs.

      Whenever the Company proposes to issue any Certificate of Payment eligible for deposit hereunder (in connection with an Offering or otherwise), the Company shall timely notify the Depositary thereof and provide the Depositary with written instructions to the effect that, inter alia, (i) the Certificate of Payment has been or is to be issued pursuant to a bona fide purchase of Eligible Securities from the Company, (ii) the Certificate of Payment is not, and shall not be deemed to be upon its deposit, and the Shares issuable pursuant to the terms of the Certificate of Payment will not be, Restricted Securities, and such written instructions shall include (a) a description of the rights (if any) to any distribution upon Deposited Securities to be made to Holders of Temporary ADSs representing such Certificates of Payment upon the terms set forth in
Article IV hereof, and (b) the date established by the Company upon which the Company shall convert or cause to be converted the Certificate of Payment into Shares on its records and on the records of the Eligible Securities Registrar.

      Subject always to the laws and regulations of the Republic of China, upon deposit of any Certificate of Payment hereunder and payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and, if applicable, issuing and delivering Receipts (as set forth in Section 5.06 and Exhibit B hereto), the Depositary shall (i) cause the Custodian to hold such Certificate of Payment separate and distinct from the Shares, any other Certificate(s) of Payment and any other Deposited Securities and (ii) issue and deliver Temporary ADSs representing interests in the Certificate of Payment so deposited. The Temporary ADSs so issued shall be identified and treated separately and distinctly from any other ADSs representing Deposited Securities hereunder by means, inter alia, of separate CUSIP numbers and legending (if necessary). The Depositary may issue Temporary ADSs in one or multiple series as the Depositary in its sole discretion deems necessary and appropriate. No Temporary ADS shall be fungible with any other ADSs issued hereunder.

      The Depositary shall deliver Temporary ADSs in book-entry form only. No certificated Temporary ADRs will be issued except for a balance certificate evidencing all Temporary ADSs held in DTC, which shall be substantially in the form of the Temporary ADR set forth in Exhibit A hereto, except as may be necessary to identify and treat the Temporary ADSs as separate and distinct from any other ADSs issued under the terms of this Deposit Agreement. The Depositary shall make arrangements for the acceptance of such Temporary ADSs into DTC upon the terms set forth in Section 2.02 hereof. The Temporary ADRs and the Temporary ADSs evidenced thereby are identical to and confer all of the rights and obligations set forth herein relating to Receipts and ADSs represented thereby except that (i) Holders of Temporary ADSs will have no right to withdraw the Deposited Securities represented by their Temporary ADSs until the Certificate of Payment has been replaced by Shares in physical certificated form or represented by the Master Certificate as described in the next paragraph, (ii) Temporary ADSs shall bear separate CUSIP numbers that shall be different from any CUSIP number that was, is or may be assigned to the other ADSs issued hereunder, (iii) neither Temporary ADSs nor interests in any Certificate of Payment shall be eligible for any Pre-Release Transactions described in Section
5.11 hereof and (iv) in the event that the Company makes any distributions upon Deposited Securities upon the terms of Article IV of this Deposit Agreement, the Depositary shall make distributions to Holders of Temporary ADSs on the basis of the distribution(s) received from the Company in respect of the Certificate(s) of Payment corresponding to the series of Temporary ADSs held by such Holder. Nothing herein shall impose any obligation upon the Depositary to make any distributions to Holders of any series of Temporary ADSs on the same basis as Holders of Share ADSs or any other series of Temporary ADSs issued hereunder.

      In connection with a Primary Issue Deposit, the Company hereby agrees to file the application with the TSE for listing the Master Certificate on the TSE and cause the Taiwan Securities Central Depository to credit into the Custodian's account by book-entry transfer Scripless Shares, as represented by the Master Certificate on or before the fourth business day in the ROC following the Primary Issue Deposit, subject to the receipt by the Company of the requisite approval from the TSE and the relevant provisions hereof. Upon receipt of notice from the Company as to the crediting of Scripless Shares, the Depositary shall instruct the Custodian to surrender any Certificate of Payment against the credit of such number of Scripless Shares, as represented by the Master Certificate into the Custodian's account by book-entry transfer. The Company further agrees to issue and deliver the Shares in physical certificated form in respect of the Scripless Shares represented by the Master Certificate and list such Shares on the TSE on or about 60 to 80 calendar days after the Primary Issue Deposit, subject to obtaining approvals from relevant government authorities and the TSE. On the same date the Shares underlying the Master Certificate are listed on the TSE (the "Share Listing Date"), the Master Certificate will be delisted from the TSE and cancelled. Upon receipt by the Depositary of notice of the credit of such number of Scripless Shares, the Depositary shall give notice thereof to the applicable Holders of Temporary ADSs and thereafter Temporary ADSs shall be eligible for exchange into Share ADSs. Interests in Temporary ADSs in DTC shall be automatically exchanged for beneficial interests in Share ADSs as follows: with no further action by Holders, the Depositary shall instruct DTC to automatically transfer any position held by a DTC Participant under the CUSIP number assigned to the Temporary ADSs to the CUSIP number assigned to the Share ADSs. Holders and Beneficial Owners of such Temporary ADSs shall thereafter be Holders and Beneficial Owners of Share ADSs issued hereunder and shall have all the rights and obligations specified in this Deposit Agreement and in the Receipts pertaining to Share ADSs, and a Holder may withdraw and hold the Scripless Shares or the Shares in physical certificated form, as applicable, or request the Depositary to sell or cause to be sold on behalf of such Holder the Scripless Shares or the Shares in physical certificated form, as applicable. The Depositary will charge no fee for the cancellation of the Temporary ADSs and issuance of Share ADSs in exchange therefor.

      Notwithstanding anything in this Deposit Agreement to the contrary, the Depositary shall have no obligation to any party to exchange Temporary ADSs for Share ADSs as provided herein unless and until, upon delivery by the Depositary of the related Certificate of Payment, the Company shall have delivered or credited into the Custodian's account such number of Shares represented by the Certificate of Payment.

      Section 2.13. Certificated/Uncertificated ADSs. Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, and, so long as the rules of the New York Stock Exchange require securities listed on the New York Stock Exchange to be eligible for a direct registration system operated by a securities depository, shall, if so requested by a Holder, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by ADR(s), the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under this Deposit Agreement, the Depositary shall at all times be subject to (a) the standards applicable to registrars and transfer agents maintaining direct registration records for equity securities in New York and issuing uncertificated securities under New York law, and (b) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time shall at all times have the right to exchange their Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs.

      Holders of Certificated ADSs shall, if the Depositary maintains direct registration records for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (A) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (B) the terms of this Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (C) applicable law, and (D) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s).

      Uncertificated ADSs shall in all respects be identical to Certificated ADS(s) of the same type and class, except that (1) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (2) Uncertificated ADS(s) shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (3) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (4) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated

ADS(s) on behalf of Holders, provided that (A) such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, and (B) the terms of such rules and regulations are readily available to Holders upon request, (5) the Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (6) the Depositary may, in connection with any deposit of Eligible Securities resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (7) upon termination of this Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.02.

      When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.04, 4.02, 4.03, 4.04, and 4.10, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs and to Holders of Uncertificated ADSs as well as to Holders of Receipts, except for those provisions of this Deposit Agreement that by their nature do not apply to Uncertificated ADSs and, except as contemplated by this Section 2.13. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.13. Any references in this Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s).

      Except as set forth in this Section 2.13 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (I) the terms of this Deposit Agreement (other than this Section 2.13) and (II) the terms of this Section 2.13, the terms and conditions set forth in this Section 2.13 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Uncertificated ADSs.

                                   ARTICLE III
                     CERTAIN OBLIGATIONS OF HOLDERS OF ADSs

      Section 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit or any Holder may be required from time to time (a) to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing Deposited Securities and the terms of this Deposit Agreement, and legal or beneficial ownership of ADSs, Deposited Securities and other securities, and the nature of such interest, (b) to provide information to the Depositary or Custodian relating to the registration on the books of the Company (or the Eligible

Securities Registrar) of the Eligible Securities presented for deposit or other information, (c) to execute such certificates and (d) to make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company shall, withhold the delivery or registration of transfer of all or part of any ADS or Receipt, or the delivery of any dividend or other distribution of rights or of the net proceeds of the sale thereof or the delivery of any Deposited Security, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary's and the Company's satisfaction, subject to Section 7.07 hereof. The Depositary shall, upon the Company's written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

      Section 3.02. Liability of Holders for Taxes and Other Charges. If any tax, duty or other governmental charge, shall become payable by the Custodian or the Depositary with respect to any ADS or ADR or any Deposited Securities represented by the ADSs, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner thereof to the Depositary. The Depositary may refuse to effect any transfer of such ADS or ADR or any withdrawal of Deposited Securities underlying such ADS until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities underlying such ADS, and may apply such dividends or other distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the Holder or Beneficial Owner thereof will remain liable for any deficiency.

      Although in certain circumstances ROC income tax imposed on certain stock dividends distributed by the Company may be deferred until the sale or other disposition of such stock dividends, the Depositary will elect to waive the deferral of income tax on such stock dividends.

      Section 3.03. Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Eligible Securities or ADSs. Each person presenting Eligible Securities for deposit under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Eligible Securities and each certificate therefor, are duly and validly authorized, issued and outstanding, fully paid and non-assessable and free of any preemptive rights and (ii) the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit and withdrawal of Eligible Securities and the issuance or cancellation of ADSs or adjustments in the Depositary's records in respect thereof. Each person depositing Eligible Securities, taking delivery of or transferring ADSs or any beneficial interest therein, or surrendering ADSs or any beneficial interest therein and withdrawing Eligible Securities under this Deposit Agreement shall be deemed thereby to represent and warrant that such Eligible Securities or ADSs are not Restricted Securities and that any such deposit, transfer or surrender and withdrawal is not restricted under the Securities Act and is in accordance with the applicable restrictions and conditions on transferability set forth in this Deposit Agreement, in each case in accordance with any applicable securities laws of any State of the United States. Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Eligible Securities or the ADSs or beneficial interest therein. If any representation or warranty deemed made pursuant to this paragraph is false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person deemed to have made such representation or warranty, to take any and all actions necessary to correct the consequences thereof.

      Whenever the Company shall deposit any Certificate of Payment under this Deposit Agreement, the Company shall be deemed thereby to represent and warrant that (i) such Certificate of Payment is, and the Shares to be received in exchange therefor will be, duly authorized, validly issued, fully paid and non-assessable, (ii) all preemptive (and similar) rights, if any, with respect to such Certificate of Payment have been, and with respect to the Shares to be received in exchange therefor will have been, validly waived or exercised, (iii) the Company has duly authorized the issuance of the Shares to be delivered in exchange for the Certificate of Payment, so presented for deposit, (iv) the Certificate of Payment presented for deposit is, and the Shares to be deposited upon the exchange therefor will be, free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Temporary ADSs issuable upon such deposit in the case of the Certificate of Payment, will not be, Restricted Securities and (v) the Certificate of Payment presented for deposit has not been, and the Shares to be deposited upon the exchange therefor will not have been, stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of any Certificate of Payment or Master Certificate, as the case may be, and in connection with any Certificate of Payment, the issuance and cancellation of Temporary ADSs in respect thereof and the transfer of such Temporary ADSs.

      Section 3.04. Disclosure of Beneficial Ownership. Notwithstanding any other provision of this Deposit Agreement, the Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they own or owned ADSs or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters. Each such Holder agrees to provide any such information requested by the Company or the Depositary pursuant to this Section 3.04 whether or not such person is still a Holder at the time of such request. The Depositary agrees to use reasonable efforts to comply with the reasonable written instructions from the Company requesting that the Depositary forward any such requests to registered Holders or former registered Holders and to forward to the Company any responses to such requests received by the Depositary; provided, that nothing herein or in any Receipt shall be interpreted as obligating the Depositary to provide or obtain any information not so provided by such Holders or former Holders. Each Holder further agrees to make such disclosure of interests in Eligible Securities of the Company as may be required to be made by such Holder under any laws, regulations or codes of practice applicable in the ROC or any other jurisdiction whether or not the same may be enforceable against such Holder.

      Section 3.05. Ownership Restrictions. Notwithstanding any other provision of this Deposit Agreement, the Company may restrict transfers of the Eligible Securities or securities convertible into Shares where the Company informs the Depositary that such transfer might result in ownership of Eligible Securities exceeding the limits imposed by applicable laws of the ROC, regulations and rules of the FSC or the TSE, or the Company's Articles of Incorporation. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Deposited Securities, or securities convertible into Shares represented by the ADSs, beneficially owned by a single Holder to exceed such limits. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Deposited Securities represented by the ADSs held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by any applicable law. The Depositary shall use its reasonable efforts to comply with the written instructions of the Company as provided in this Section 3.05.

      As of the date hereof, there are no such limitations affecting ownership of Eligible Securities imposed by applicable laws of the ROC, regulations and rules of the FSC or the TSE, the Articles of Incorporation of the Company or any provisions of or governing Deposited Securities.

      Section 3.06. Compliance with Information Requests. Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to comply with requests from the Company pursuant to applicable U.S. and ROC laws or regulations and any stock exchange on which the Eligible Securities are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder owns ADSs (and Deposited Securities) and regarding the identity of any other person interested in such ADSs and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

                                   ARTICLE IV
                  RIGHTS RELATING TO THE DEPOSITED SECURITIES;
                      CERTAIN OBLIGATIONS OF THE DEPOSITARY

      Section 4.01. Cash Distributions. Subject always to applicable laws, whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, promptly convert or cause such dividend or distribution to be converted into U.S. dollars and shall promptly distribute such amount to the registered Holders entitled thereto, as of the record date fixed pursuant to Section 4.06 hereof, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.12 hereof, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect of ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding.

      Section 4.02. Distributions in Eligible Securities. Subject always to applicable laws, if the Company declares a dividend in, or free distribution of, Eligible Securities, the Depositary may, and will if the Company so requests, distribute to the Holders entitled thereto, in proportion to the number of ADSs held by them respectively, additional ADSs that represent the amount of Eligible Securities received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Eligible Securities and the issuance of ADSs, including the withholding of any tax or other governmental charge, the sale of all or a portion of the Eligible Securities received as such dividend or free distribution to pay such tax or other governmental charge and the payment of the fees of the Depositary. In lieu of delivering fractional ADSs in the event of any such dividend or free distribution, the Depositary will sell the amount of Eligible Securities represented by the aggregate of such fractions and distribute the net proceeds in U.S. dollars, all in the manner and subject to the conditions described in
Section 4.01. If additional ADSs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each American Depositary Share will thenceforth also represent the additional Eligible Securities distributed upon the Deposited Securities represented thereby, subject to applicable ROC law. In making any distribution on the Deposited Securities, the Depositary also may request payment from all Holders and Beneficial Owners in lieu of withholding any tax or government charge which may be payable in connection with such distribution.

      Section 4.03. Distributions of Rights. Subject always to applicable laws, if the Company offers or causes to be offered to the holders of any Eligible Securities any rights to subscribe for additional Eligible Securities or any rights of any other nature, the Company shall inform the Depositary prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. To the extent that any distribution of rights is made to Holders, such distribution shall be made in proportion to the number of ADSs held by them respectively. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received opinions of ROC and US Counsel and such other certificates as it may reasonably require to determine the lawfulness of making the rights available to such Holders, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event all conditions set forth above are satisfied, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to any Holders. In the event the conditions set forth above are not satisfied, the Depositary, after consultation with the Company, will have the discretion as to the procedure to be followed in disposing of such rights for the benefit of any Holders and making the net proceeds available in U.S. dollars to such Holders; provided, however, that if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, further, that the Depositary may in its discretion after consultation with the Company, and shall at the request of the Company, if the Depositary determines (which determination may be based on opinions of ROC and U.S. counsel that the Company will provide if requested by the Depositary) that it is lawful and feasible, make available in proportion to the number of ADSs held by such Holder, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales for the account of such Holders otherwise entitled to such right, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADSs, or otherwise. If the Depositary determines that it is not lawful or feasible to make any such rights available to ADS holders, or to sell any such rights as described above, the Depositary will allow such rights to lapse.

      In circumstances in which rights would not otherwise be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Holder, the Depositary shall make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised, and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Eligible Securities to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary will, on behalf of such Holder, exercise the rights and purchase the Eligible Securities, and the Company shall cause the Eligible Securities so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Eligible Securities so purchased to be deposited, and will issue and deliver ADSs to such Holder, pursuant to this Deposit Agreement.

      Notwithstanding anything to the contrary in this Section 4.03, the Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Holders or are registered under the provisions of the Securities Act; provided that nothing in this Deposit Agreement will create, or be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If a Holder requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration. The Depositary will not be responsible for any failure to determine whether it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

      References in this Section 4.03 to "Holders" are to Holders as of the record date fixed pursuant to Section 4.06.

      Section 4.04. Distributions Other Than Cash, Eligible Securities or Rights. Subject always to applicable laws, whenever the Depositary shall receive any distribution other than cash, Eligible Securities or rights in respect of the Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.06 hereof, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to their holdings, respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that, if in the opinion of the Depositary, such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withholds an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act or other law in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purposes of effecting such distribution, including, but not be limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary) will be distributed by the Depositary to the Holders entitled thereto as in the lease of a distribution received in cash.

      If the Depositary determines that any distribution of property (including Eligible Securities and rights to subscribe therefor) is subject to any taxes or other governmental charges which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property in such amount and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges, and the Depositary will distribute the net proceeds of any such sale after deduction of taxes or charges to the Holders entitled thereto in proportion to the number of ADSs held by them, respectively.

      Section 4.05. Conversion of Foreign Currency. Under current ROC law, the Depositary, without obtaining further approvals from the CBC or any other governmental authority or agency of the ROC, may convert NT Dollars into other currencies, including U.S. dollars, in respect of the proceeds of the sale of Eligible Securities represented by ADSs or the sale of Eligible Securities issued as stock dividends deposited into the ADR Facilities in respect of such Eligible Securities and any cash dividends or cash distributions received in respect of such Eligible Securities. In addition, the Depositary, also without any such approvals, may convert into NT Dollars inward remittances of payments for purchase of Eligible Securities for deposit in the ADR Facilities against the creation of additional ADSs.

      Subject to any restrictions imposed by ROC law and regulations, the Depositary is required to convert or cause to be converted as soon as reasonably practicable into U.S. dollars to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars ("Foreign Currency"), including NT Dollars, that it receives in respect of the deposited Eligible Securities, and to distribute the resulting U.S. dollar amount (net of reasonable and customary expenses incurred by the Depositary in converting such Foreign Currency) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively. Such distribution may be made upon an average or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or the date of delivery of any ADSs or otherwise. The amount distributed to the Holders will be reduced by any amount on account of taxes to be withheld by the Company or the Depositary.

      If the Depositary determines that in its judgment any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary, after consultation with the Company, is not obtainable, or if any such approval or license is not obtained within a reasonable period, as determined by the Depositary, the Depositary may distribute the Foreign Currency received by the Depositary or the Custodian to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same. If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto, and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of, the Holders entitled thereto.

      If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the registered Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable.

      Section 4.06. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Eligible Securities that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Eligible Securities or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary will, subject to the requirements of applicable law and the regulations of any stock exchange on which the ADSs may be listed, fix a record date which shall be the same date, to the extent practicable, as the record date for the Eligible Securities or other Deposited Securities, or if different, to be fixed as soon thereafter as practicable, (a) for the determination of the Holders who will be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or
(ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each ADS will represent the changed number of Eligible Securities, subject to the provisions contained herein. Subject to the provisions of Sections 4.01 through 4.05 and 5.09 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the sale thereof, to give voting instructions for the Deposited Securities, or to exercise the rights of Holders hereunder with respect to such changed number of Eligible Securities, represented by each ADS, in proportion to the number of ADSs held by them respectively, or with respect to such other matter. The Depositary shall promptly notify the New York Stock Exchange, Inc. of any action to fix a record date for the ADSs or to close the transfer books for the ADSs.

      Section 4.07. Voting of Deposited Securities. Each Holder of ADSs appoints the Depositary as its representative to exercise the voting rights with respect to the Shares or other Deposited Securities represented by the ADSs. Holders may exercise voting rights with respect to the Shares represented by such ADSs only in accordance with the provisions contained herein. Except as described below, Holders will not be able to exercise voting rights attaching to the Deposited Securities on an individual basis. According to ROC Company Law, a shareholder's voting rights attaching to shareholdings in a ROC company must, as to all matters subject to a vote of shareholders (other than the election of directors, if such election is done by means of cumulative voting), be exercised as to all shares held by such shareholder in the same manner. Accordingly, the voting rights attaching to the Deposited Securities must be exercised as to all matters subject to a vote of shareholders by the Depositary, as representative of the Holders, collectively in the same manner, except in the case of an election of directors, if such election is done by means of cumulative voting. The election of directors is by means of cumulative voting unless the Company's Articles of Incorporation stipulate otherwise.

      The Company will provide to the Depositary sufficient copies (including English translations), as the Depositary may reasonably request, of notices of meetings of shareholders of the Company and the agenda therefor (containing an indication of the number of directors to be elected if an election of directors is to be held at the meeting), and, upon the request of the Depositary, a list of the candidates who have expressed their intentions to run for an election of directors (collectively, the "Voting Materials") which the Depositary will mail to Holders as soon as practicable after receipt of the same by the Depositary, together with instructions (the "Voting Instructions Notice") as to the manner in which each Holder may give instructions to the Depositary to vote for or against each resolution specified in the agenda for the meeting and to vote, on a cumulative basis (if the election is done by means of cumulative voting), for the persons designated by such Holder as directors. In order for such voting instructions to be valid, such voting instructions must be returned to the Depositary in the manner specified by the Depositary for such purposes in the Voting Instructions Notice by such date as the Depositary may specify, not to be earlier than 10 days after mailing of the Voting Materials and Voting Instructions Notice to the Holders, and not to be later than five days prior to the date of the shareholders' meeting. For the benefit of the Holders, the Depositary hereby agrees to request the list of candidates who have expressed their intentions to run for election of directors. In connection with an election for the directors, additional or different candidates may be nominated at the meeting of the shareholders than those proposed in the list provided by the Company. In the event (i) any such additional or different candidates are nominated at the meeting or (ii) the number of directors to be elected is changed subsequent to the mailing of the Voting Materials and Voting Instructions Notice to the Holders by the Depositary, the Depositary may develop procedures to calculate votes in a manner not inconsistent with the provisions of this Section 4.07; provided, however, that, the Depositary shall not exercise any discretion with regard to any voting rights and if the Depositary elects to develop such procedures, it shall do so in such a manner so as to give effect, to the extent practicable, to the instructions received from the Holders.

      Subject to the provisions described in the second succeeding paragraph, which will apply to the election of directors done by means of cumulative voting, if a Holder or Holders together holding at least 51 % of the ADSs outstanding at the relevant record date instruct the Depositary to vote in the same manner in respect of one or more resolutions to be proposed at the meeting (other than the election of directors), the Depositary will notify the instructions to the Chairman of the Board of Directors of the Company (the "Chairman") or such other person as the Chairman may designate (the "Representative") and appoint the Representative as the representative of the Depositary and the Holders to attend such meeting and vote all the Deposited Securities represented by ADSs to be voted in the manner so instructed by such Holder or Holders in relation to such resolution or resolutions (the "Voting Instruction").

      If, for any reason, the Depositary has not by the date specified by it received instructions from a Holder or Holders together holding at least 51% of all the ADSs outstanding at the relevant record date to vote in the same manner in respect of any of the resolutions specified in the agenda for the meeting (other than the elections of directors done by means of cumulative voting), then such Holders will be deemed to have instructed the Depositary to authorize and appoint the Representative as representative of the Depositary and the Holders to attend such meeting and vote all the Deposited Securities represented by ADSs as such Representative deems appropriate with respect to such resolution or resolutions, which may not be in the interests of the Holders.

      The Depositary will notify the instructions for the election of directors received from Holders to the Representative and appoint the Representative as the representative of the Depositary and the Holders to attend such meeting and vote the Deposited Securities represented by ADSs as to which the Depositary has received instructions from Holders for the election of directors in the manner so instructed to the extent practicable, subject to any restrictions under ROC law and the Articles of Incorporation of the Company. Such Holders who by the date specified by the Depositary have not delivered instructions to the Depositary, will be deemed to have instructed the Depositary to authorize and appoint the Representative as the representative of the Depositary and the Holders to attend such meeting and vote all the Deposited Securities represented by ADSs as to which the Depositary has not received instructions from the Holders for the election of directors as the Representative deems appropriate with respect to such resolution or resolutions, which may not be in the best interests of the Holders. Candidates standing for election as representatives of a shareholder may be replaced by such shareholder prior to the meeting of shareholders and the votes cast by the Holder for such candidates shall be counted as votes for their replacements.

      The Depositary's notification of a Voting Instruction or appointment of a Representative in the manner and circumstances described above shall be subject to the receipt (at the sole cost and expense of the Depositary) by the Depositary of a ROC legal opinion (which opinion may be delivered at the time of entering into the Deposit Agreement) addressed to, and in the form and substance satisfactory to, the Depositary, to the effect that under ROC law (i) this Deposit Agreement is valid, binding and enforceable against the Company and the Holders of ADSs (subject to certain assumptions and qualifications) and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when voting in accordance with this paragraph and will not, in the absence of negligence, bad faith or breach of contract, be subject to any potential liability under ROC law for losses arising from such voting on the ground that the voting in accordance with this Section 4.07 is in violation of ROC law; provided, however, in the event of a change in applicable ROC law after the date of this Deposit Agreement the Depositary shall be entitled to an opinion of ROC outside counsel with respect to (i) and (ii) above prior to the next occurring shareholders' meeting subsequent to such change in applicable ROC law. The Company and the Depositary shall take such actions, including the amendment of this Section 4.07, as they shall deem appropriate to endeavor to provide for the exercise of voting rights attached to the Shares at future shareholders' meetings of the Company in a manner consistent with applicable ROC law.

      By continuing to hold ADSs, all Holders will be deemed to have agreed to the voting provisions set forth herein as they may be amended from time to time.

      As of the date hereof, the ROC Company Law and the Articles of Incorporation of the Company provide that a holder of Shares (including any holder of an interest in any Certificate of Payment evidencing the irrevocable right to receive Shares) has one vote for each Share.

      The Depositary will not, and the Depositary will endeavor to ensure that the Custodian and their respective nominees (including the Representative) do not (except as described above), exercise any discretion as to voting, nor vote or attempt to exercise the right to vote that attaches to the Deposited Securities, other than in accordance with such instructions.

      Section 4.08. Right to Submit Proposal at General Meeting of Shareholders. Beneficial Owners that individually or together with other Beneficial Owners hold at least 51% of the ADSs outstanding at the Shareholder Record Date are entitled to submit each year one written proposal (the "Proposal") for voting at the general meeting of shareholders of the Company; provided, that (i) the Proposal is in Chinese language and does not exceed 300 Chinese characters in length, (ii) the Proposal is submitted to the Depositary at least two Business Days prior to the expiry of the Submission Period, which Submission Period shall be publicly announced by the Company each year in a report on Form 6-K filed with the Commission prior to the commencement of the closed period, during which under the ROC laws the Company shall close its share transfer book, for general meetings of shareholders of the Company as required by relevant law, (iii) the Proposal is accompanied by a written certificate to the Depositary (the "First Certificate"), in the form required by the Depositary, certifying that the Proposal is being submitted by Beneficial Owners ("Submitting Holders") that individually or together with other Beneficial Owners hold at least 51% of the ADSs outstanding at the Submission Date and, if the Submission Date is on or after the Shareholder Record Date, also certifying that the Submitting Holders held at least 51% of the ADSs outstanding as of the Shareholder Record Date,
(iv) if the Submission Date is prior to the Shareholder Record Date, the Submitting Holders must also provide, within five Business Days after the Shareholder Record Date, a second written certificate (the "Second Certificate") to the Depositary, in the form required by the Depositary, certifying that the Submitting Holders continued to hold at least 51% of the ADSs outstanding at the Shareholder Record Date, (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Certificate or the Second Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the general meeting of the shareholders of the Company (including the costs and expenses of the Depositary or its agent to attend the general meeting of the shareholders of the Company) as such fees and expenses may be reasonably determined and documented by the Depositary or the Company, and (vi) the Proposal shall only be voted upon at the general meeting of shareholders of the Company if the Proposal is accepted by the board of directors of the Company as eligible in accordance with law for consideration at a shareholders meeting.

      Any Proposal(s) received by the Depositary which the Depositary reasonably believes to be in full compliance with the preceding paragraph shall be submitted by the Depositary to the Company prior to the expiration of the Submission Period. The Depositary shall withdraw any Proposal so submitted as to which the Depositary has not received within five Business Days after the Shareholder Record Date any Second Certificate required under the preceding paragraph.

      This Section 4.08 shall cease to be applicable whenever the Shares registered in the name of the Depositary as representative of the Holders constitute less than one percent (1%) of the total issued and outstanding Shares of the Company as of the Shareholder Record Date.

      Section 4.09. Right to Submit Nomination for Independent Director at Meeting of Shareholders. The Depositary will, if so requested by Beneficial Owners that individually or together with other Beneficial Owners own at least 51% of the ADSs outstanding at the applicable Shareholder Record Date (such Beneficial Owners, the "Nominating Owners") submit one (1) nomination of a roster of candidates (a "Nomination") to be considered for nomination as independent directors to the Company's board of directors for voting at the meeting of shareholders of the Company; provided, that: (i) the number of independent director candidates contained in the Nomination shall not exceed the number of the independent directors to be elected at such meeting, (ii) the Nomination shall contain the name, educational background and past work experience of each independent director candidate identified in the Nomination,
(iii) the Nomination shall include (a) a letter of consent issued by each independent director candidate identified in the Nomination consenting to act as a director if such independent director candidate is elected as such, (b) a written statement by each independent director candidate identified in the

Nomination assuring that such independent director candidate complies with relevant ROC laws and regulations, each as amended, and that the requirements, if any, required to be fulfilled by the independent director candidate under relevant ROC law and the Company's Articles of Incorporation are satisfied, and
(c) any other documents as may be required by law or the Company from time to time, (iv) the Nomination is submitted to the Depositary at least two Business Days prior to the expiration of the Nomination Submission Period (which Nomination Submission Period shall be publicly announced by the Company in a report on Form 6-K filed with the Commission prior to the commencement of the closed period, during which under the ROC laws the Company shall close its share transfer book, for a general or special meeting of shareholders of the Company as required by relevant law when the meeting of shareholders of the Company involves the election of independent directors), (v) the Nomination is accompanied by a written certificate to the Depositary signed by each Nominating Owner (the "First Nomination Certificate"), in a form satisfactory to the Depositary and the Company, certifying that (a) each Nominating Owner has only endorsed the said Nomination, (b) the Nomination is being submitted by Nominating Owners that individually or together with other Nominating Owners own at least 51% of the ADSs outstanding at the Nomination Submission Date and (x) if the Nomination Submission Date is on or after the applicable Shareholder Record Date, also certifying that the Nominating Owners owned at least 51% of the ADSs outstanding as of such Shareholder Record Date, or (y) if the Nomination Submission Date is prior to the applicable Shareholder Record Date, also certifying that the Nominating Owners will continue to own at least 51% of the ADSs outstanding as of such Shareholder Record Date and will provide, within five Business Days after such Shareholder Record Date, a second written certificate to the Depositary signed by each Nominating Owner (the "Second Nomination Certificate"), in a form satisfactory to the Depositary and the Company, certifying that the Nominating Owners continued to own at least 51% of the ADSs outstanding on the applicable Shareholder Record Date (together with certified evidence of each Nominating Owner's ownership of the applicable ADSs as of such applicable Shareholder Record Date), and (c) the name(s) and address(es) of the Nominating Owner(s) and the number of ADSs owned by each Nominating Owner (together with certified evidence of each Nominating Owner's ownership of the applicable ADSs as of the Nomination Submission Date, in the case of (a), and the applicable Shareholder Record Date, in the case of (b)),
(vi) the Nomination is accompanied by a joint and several irrevocable undertaking of all Nominating Owners (which undertaking may be contained in the First Nomination Certificate or the Second Nomination Certificate) that each such Nominating Owner shall pay all fees and expenses incurred in relation to the submission of the Nomination for voting at the meeting of the shareholders of the Company (including the costs and expenses of the Depositary or its agent to attend any meeting of the shareholders of the Company) as such fees and expenses may be reasonably determined and documented by the Depositary or the Company, and (vii) the Nomination shall only be voted upon at the meeting of shareholders of the Company if the Nomination is accepted by the board of directors of the Company as eligible in accordance with law for consideration at a shareholders meeting. Each Beneficial Owner hereby agrees and acknowledges that in no event shall the Depositary or its nominee be nominated by the Nominating Owner(s) for election as an independent director at a meeting of the Company's shareholders.

      Any Nomination timely received by the Depositary which the Depositary reasonably believes to be in full compliance with the preceding paragraph shall be submitted by the Depositary to the Company prior to the expiration of the Nomination Submission Period. Any Nomination so submitted as to which the Depositary has not received within five (5) Business Days after the applicable Shareholder Record Date any Second Nomination Certificate required under the preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Nomination by a Nominating Owner, or a group of Nominating Owners, each of which appears to satisfy the requirements set forth in the preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Nominations received from such Nominating Owner(s), except for the first Nomination received by the Depositary from such Nominating Owner(s) and shall submit such Nomination to the Company for consideration at a meeting of the Company's shareholders involving the election of independent directors in accordance with the terms hereof. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Nominating Owner(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the meeting of the Company's shareholders involving the election of independent directors on behalf of the Nominating Owner(s).

      Notwithstanding anything contained in this Deposit Agreement or any ADR, and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the nomination rights, including, without limitation, notice of the Nomination Submission Period, or the receipt of any Nomination(s) from Nominating Owners, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

      This Section 4.09 shall cease to be applicable whenever the Shares registered in the name of the Depositary as representative of the Holders constitute less than one percent (1%) of the total issued and outstanding Shares of the Company as of the Shareholder Record Date or the Company's Articles of Incorporation no longer provide shareholders of the Company with the right to nominate candidates for election as independent directors.

      Section 4.10. Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, consolidation or other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, and upon the Depositary having obtained specific regulatory approval, if necessary, for the issuance of additional ADSs from the appropriate governmental entity in the ROC, any securities which shall be received by the Depositary or the Custodian in exchange for, in conversion of, or in respect of Deposited Securities will be treated as new Deposited Securities under this Deposit Agreement, and the ADSs shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional ADSs are delivered pursuant to the following sentence. In any such case, the Depositary may, after consultation with the Company, and will, if the Company so requests, issue and deliver additional ADSs as in the case of a distribution in Eligible Securities, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities. Furthermore, the Company and the Depositary shall determine whether any amendments to the terms of this Deposit Agreement are required in any such case.

      Notwithstanding the foregoing, in the event that any security or property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of an opinion of Company's counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01.

      Section 4.11. Transmittal by the Depositary of Company Notices, Reports and Communications. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications received from the Company which are both (a) received by the Depositary as representative of the holder of record of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also promptly provide or make available to the Holders copies of such reports and communications when furnished by the Company pursuant to Section 5.08. Any such reports and communications furnished or made available to shareholders (including any proxy form and agenda) furnished to the Depositary by the Company will be furnished in English when so required pursuant to any regulations of the Commission or any stock exchange on which the ADSs are listed.

      Section 4.12. Taxation. The Depositary or the Custodian will forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities. In accordance with instructions from the Company and to the extent practicable and at the expense of the Company, the Depositary will take, or will cause the Custodian to take, reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties with respect to dividends and other distributions on the Deposited Securities. Holders may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary's obligations under applicable law. Holders shall provide the Depositary, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Depositary may reasonably request. The Holder shall indemnify the Depositary, the Company, the

Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to this Section 4.12.

      Upon the request of any Holder, the Depositary shall provide such Holder with a copy of the receipt of foreign taxes withheld, or proof of such payment, if such receipt or proof is received by the Depositary from the Company, but in no event shall the Depositary be held liable for a Holder's failure to obtain foreign tax credits against the Holder's United States federal income tax liability.

      If any withholding tax is imposed at source on any amounts paid under this Deposit Agreement and the Company is required to withhold and pay such tax, the Company shall promptly surrender to the Depositary the original tax receipt or other proof of payment in a form reasonably satisfactory to the Depositary, subject to applicable ROC law.

      Additionally, if any tax is paid by the Company (e.g., stamp duty tax or capital gains tax) relating to any amounts paid under this Deposit Agreement, the Company shall promptly surrender to the Depositary the original tax receipt or other proof of payment in a form reasonably satisfactory to the Depositary, subject to applicable ROC law.

      In no event shall the Depositary be held liable if the Company or any subsidiary thereof constitutes a Foreign Personal Holding Company, Passive Foreign Investment Company, or any other type of entity that may result in a Holder's increased tax liability in respect of (i) gain realized on the sale or other disposition of the ADSs or (ii) dividends. The Depositary is under no obligation to provide any Holder with any information regarding the tax status of the Company in the current or any succeeding taxable years.

      Section 4.13. Available Information. The Company is currently subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or submit certain reports with the Commission. These public reports and other information can be retrieved from the Commission's website (www.sec.gov) and can be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date of this Deposit Agreement at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

      Section 4.14. Disclosure of Ownership and Shareholders' Rights. The Company hereby agrees, for so long as may be required for the benefit of Holders of ADSs while this Deposit Agreement remains in effect, that it shall register the Depositary or its nominee in its register of shareholders with respect to all Eligible Securities or other Deposited Securities deposited with the Custodian at any time and from time to time for the benefit of Holders of ADSs.

      The Company further covenants, for so long as this Deposit Agreement remains in effect, that, with respect to all Eligible Securities or other Deposited Securities deposited with the Custodian at any time and from time to time for the benefit of Holders of ADSs, it will not suspend (a) the status of the Depositary or its nominee as registered shareholder of the Company or (b) the rights of holders of Eligible Securities or other Deposited Securities, including the right to vote, in or connected to such Eligible Securities or other Deposited Securities deposited with the Custodian, subject to the provisions of this Deposit Agreement.

      Notwithstanding that the Depositary will act for the Holders of ADSs and will be unable to make the disclosures or declarations required under the Company's Articles of Incorporation, the Company shall treat the Depositary, acting for the Holders of ADSs, equally with any other registered holder of Eligible Securities or other Deposited Securities with respect to the exercise of all rights of registered holders of Eligible Securities or other Deposited Securities, including, but not limited to, the right to vote and to receive dividends or other distributions, subject to the provisions of this Deposit Agreement.

      If as a result of a change of ROC law, the Depositary acting for the Holders of ADSs shall no longer be able to exercise the rights of a registered holder of Eligible Securities as provided in the preceding paragraphs, the Company agrees to use its reasonable efforts to give the Depositary and the Holders not less than thirty (30) days prior written notice thereof.

                                    ARTICLE V
                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

      Section 5.01. Maintenance of Depositary's Office and Register. Until the termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, facilities for the issuance and delivery, registration, registration of transfers and surrender of ADSs and, if applicable, to countersign ADRs evidencing the ADSs so issued, transferred, combined or split-up, in accordance with the provisions of this Deposit Agreement.

      The Depositary shall keep books at its Principal Office for the registration and transfers of ADSs, which office shall be open at all reasonable times for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the ADSs or any Receipts.

      The Depositary may close the transfer books, at any time or from time to time, when deemed necessary by it in connection with the performance of its duties hereunder or at the reasonable request of the Company.

      If any ADSs are listed on one or more stock exchanges or quoted on any automated quotation systems in the United States, the Depositary or its agent may act as Registrar if appointed by the Company or, upon the written request of, or with the written approval of the Company, appoint a Registrar or one or more co-registrars for registration of such ADSs in accordance with any requirements of such exchange or exchanges or systems and with the terms of any such appointment. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary. Upon the written approval of the Company, the Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADSs and, if applicable, ADRs at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to ADSs and will be entitled to protection and indemnity to the same extent as the Depositary. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.01 (other than Citibank, N.A.) shall give notice in writing within five business days from the day of such appointment to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

      The Depositary may perform its obligations under this Section 5.01 through any agent appointed by it pursuant to this Deposit Agreement, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

      Section 5.02. Lists of Receipt Holders. Notwithstanding any other provision of this Deposit Agreement, promptly upon request by the Company, the Depositary shall furnish to it (i) a list, as of a recent date, of the names, addresses and holdings of ADSs by all registered Holders and (ii) copies of all certifications delivered to the Depositary pursuant to the first sentence of
Section 2.06 hereof.

      Section 5.03. Obligations of the Depositary, the Custodian and the Company. The obligations of the Company and the Depositary and their respective agents under this Deposit Agreement are expressly limited to performing their respective duties specified herein in good faith and using their reasonable judgment.

      Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it in this Deposit Agreement without negligence and in good faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, its Affiliates nor its agents or the Company, its Affiliates or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of ADSs or Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary. Neither the Depositary, its Affiliates, nor its agents, or the Company, its Affiliates, nor its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Eligible Securities for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its Affiliates and its agents and the Company, its Affiliates and its agents may rely and shall be protected from acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, or for the failure of the Company to exchange any Certificate of Payment into any Scripless Shares represented by the Master Certificate or any Master Certificate into Shares in physical certificated form, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement. The Depositary shall not be obligated in any way to monitor or enforce the obligations of the Company, including, without limitation, in respect of any Certificate of Payment, the conversion of such Certificate of Payment into any Scripless Shares represented by the Master Certificate or any Master Certificate into Shares in physical certificated form.

      Section 5.04. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates will be liable to any Holder or other person or entity, if by reason of any provision of any present or future law or regulation of the United States, the ROC or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or any of their respective directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided will be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04, 4.10 or 5.09 of this Deposit Agreement, or for any reason, such distribution or offering may not be lawfully made available to Holders, and the Depositary may not lawfully dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary will not make such distribution or offering, and will allow the rights, if applicable, to lapse.

      Section 5.05. Resignation and Removal of the Depositary, Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by sixty (60) days' written notice of its election so to do to the Company, such resignation to take effect upon the earlier of (i) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and (ii) the expiration of sixty (60) days after delivery to the Company of such notice.

      The Depositary may at any time be removed by the Company by sixty (60) days' written notice of such removal which shall become effective upon the earlier of (i) the sixtieth (60th) day after delivery thereof to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding ADSs and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      Section 5.06. Charges of Depositary. The Depositary will charge any party
(i) who makes a deposit of Eligible Securities or to whom ADSs are issued, (ii) who surrenders an ADS for the purpose of delivery or withdrawal of deposited Eligible Securities or other Deposited Securities and (iii) to whom a distribution of Eligible Securities pursuant to an exercise of rights or other free distributions of Eligible Securities (other than with respect to stock splits or dividends) is made, a fee of up to $0.05 for each ADS (or fraction thereof) issued or surrendered, and a fee of up to $0.02 for each ADS (or fraction thereof) held for any cash distribution (other than with respect to dividends) made pursuant to this Deposit Agreement. The Company will pay such expenses, fees or charges of the Depositary and those of the Registrar, if any, as are agreed to in a written agreement between the Company and the Depositary, except for taxes and other governmental charges, any applicable share transfer, custody and registration fees on deposit, withdrawal, or transfer of Eligible Securities, certain cable, telex, facsimile transmission and delivery charges and such expenses as are incurred by the Depositary in the conversion of foreign currency into U.S. dollars, and in connection with compliance with foreign exchange control regulations, which shall be payable by Holders.

      The Depositary may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.06 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.05.

      Section 5.07. The Custodian. The Depositary has initially appointed Citibank, N.A., Taipei Branch, as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least sixty (60) days prior to the date on which such resignation is to become effective. If upon such notice of resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, after consultation with the Company, appoint a substitute custodian that is organized under the laws of the ROC which shall thereafter be the Custodian hereunder. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and, after consultation with the Company, appoint a substitute or an additional custodian, who shall thereafter be a Custodian hereunder. Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary and the Company an acceptance of such appointment satisfactory in form and substance to the Depositary and the Company. Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall give notice in writing to all registered Holders of the name, location and the appointment of any successor Custodian. Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

      Section 5.08. Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of any Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders of any Deposited Securities other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of any Deposited Securities, the Company agrees to transmit to the Depositary a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Eligible Securities or other Deposited Securities. The Company shall also furnish at such time to the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

      The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications that are generally provided by the Company to holders of its Eligible Securities or other Deposited Securities (including English language summaries or translations thereof provided to the Depositary by the Company). The Depositary shall arrange to provide copies thereof to all Holders or to otherwise make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Eligible Securities or other Deposited Securities, or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Company will also provide to the Depositary an English language translation of such reports or communications reasonably concurrently with the receipt (by publication or otherwise) by holders of Eligible Securities of such reports or communications. The Depositary shall not be required to obtain English translations or English summaries of any notices, reports or communications which are not initially furnished to the Depositary in English text.

      Section 5.09. Issuance of Additional Eligible Securities, ADSs Etc. The Company agrees that in the event that the Deposit Agreement is amended to permit the deposit of Eligible Securities generally without the provision of opinions of counsel as to whether such Eligible Securities are Restricted Securities and the Company issues (a) additional Eligible Securities, (b) rights to subscribe for Eligible Securities or other Deposited Securities, (c) securities convertible or exchangeable into Eligible Securities, or (d) rights to subscribe for securities convertible or exchangeable into Eligible Securities, the Company will, at the request of the Depositary, promptly furnish to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue require a registration statement under the Securities Act to be in effect prior to the delivery of the ADSs to be issued in connection with such securities or the issuance of such rights to the Holders entitled thereto; provided, however, that no such opinion shall be required in the event of an issuance of Eligible Securities as a bonus, share split or similar event. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether such registration statement is in effect. If, being so advised by counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act, the company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act or direct the Depositary to take specific measures with respect to the acceptance for deposit of Eligible Securities to prevent such issuance from being made in violation of the registration requirements of the Securities Act.

      The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Eligible Securities or other Deposited Securities, either upon original issuance or upon a sale of Eligible Securities or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, unless such transaction is registered under the Securities Act, or is exempt from registration under the Securities Act as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, or
(ii) issue additional Eligible Securities, rights to subscribe for such Eligible Securities, securities convertible into or exchangeable for Eligible Securities or rights to subscribe for such securities except under circumstances complying in all respects with the Securities Art.

      Section 5.10. Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by them that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, ADSs, or other Deposited Securities, as the case may be, or any offering documents in respect thereof or
(b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with this Deposit Agreement, the Receipts, the ADSs or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates.

      The Depositary agrees to indemnify the Company and its directors, employees, agents and Affiliates, and hold them harmless from any loss, liability, tax, charge or expense of any kind whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred by them which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary.

      The obligations set forth in this Section 5.10 shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

      Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any identifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 5.10) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

      Section 5.11. Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Section 5.11, Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Eligible Securities from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Eligible Securities furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Eligible Securities or ADSs; provided, however, that the Depositary may, to the extent permitted by applicable laws, (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.03 and (ii) deliver Eligible Securities prior to the receipt and cancellation of ADSs pursuant to Section 2.06, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Eligible Securities in satisfaction of a Pre-Release Transaction; provided that the Depositary may not execute any Pre-Release Transaction prior to receipt of any required ROC regulatory approval or if such release would violate applicable law. Each Pre-Release Transaction must be (i) preceded or accompanied by a written representation by the person or entity (the "Applicant") to whom the ADSs or Eligible Securities are to be delivered that such Applicant, or its customer, owns the Eligible Securities or ADSs to be remitted, as the case may be, and assigns all right, title and interest therein to the Depositary for the benefit of the Holders, and such other representations and agreements as are set forth in this Deposit Agreement, (ii) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (iii) terminable by the Depositary on not more than five business days notice and (iv) subject to the further indemnities and credit regulations as the Depositary deems appropriate. The number of ADSs that are outstanding at any time as a result of Pre-Release Transactions will not normally exceed 30% of the Eligible Securities deposited hereunder, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, after consultation with the Company. The Depositary may also set limits with respect to the number of ADSs and Eligible Securities involved in Pre-Release Transactions with any one Applicant on a case by case basis as it deems appropriate. Neither Temporary ADSs nor any interest in any Certificate of Payment shall be eligible for Pre-Release Transactions hereunder.

      The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (ii) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

      Section 5.12. Undertakings of the Company. So long as any ADSs are outstanding, the Company shall:

            (a) inform the Depositary of the total number of the Company's issued and outstanding Eligible Securities upon request by the Depositary to the Company and provide forthwith upon request such additional information, facilities and assistance as may reasonably be requested by the Depositary to enable it to discharge the powers, rights and duties vested in it hereunder;

            (b) file with the appropriate governmental and regulatory authorities in the ROC all required information including the outstanding number of ADSs and underlying Eligible Securities represented by such ADSs pursuant to ROC Guidelines for Handling Issuance and Offer of Overseas Securities by Issuers as amended on April 4, 2006 and from time to time thereafter (the "Overseas Offering Rules"); and

            (c) in the event that the Company increases its capital for cash or distributes stock dividends and the Depositary issues additional ADSs pursuant to the ROC Overseas Offering Rules, within two days after issue of the additional ADSs announce to the public and file with the appropriate governmental and regulatory authorities in the ROC, all necessary and required information regarding issuance of the additional ADSs pursuant to the ROC Overseas Offering Rules.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

      Section 6.01. Amendment. The form of ADRs and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of the Holders or Beneficial Owners of ADSs, provided, however, that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of Holders, will not take effect as to outstanding ADSs until the expiration of thirty (30) days after notice of any amendment has been given to the Holders of outstanding ADSs, and in any case, to the extent necessary to comply with applicable laws or regulations. Every Holder of an ADS or beneficial interest therein, at the time any amendment so becomes effective, will be deemed, by continuing to hold such ADS or beneficial interest therein, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Holder or Beneficial Owner of any ADS to surrender such ADS or beneficial interest therein and to receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

      Section 6.02. Termination. The Depositary will at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders at least sixty (60) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Holders then outstanding at least sixty (60) days prior to the date fixed in such notice of termination if, any time after sixty (60) days have expired after the Depositary will have delivered to the Company a written notice of its election to resign, a successor depositary will not have been appointed and accepted its appointment, in accordance with the terms of this Deposit Agreement.

      On and after the date of termination, the Holder of an ADS will, upon (a) surrender of such ADS at the Principal Office, (b) payment of the fee of the Depositary for the surrender of ADSs referred to in this Deposit Agreement, and
(c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADSs. If any ADSs remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the Holder thereof and will not give any further notices or perform any further acts under this Deposit Agreement, except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and other property and the delivery of underlying Eligible Securities together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs (after deducting, in each case, the fees of the Depositary for the surrender of an ADS and other expenses set forth in this Deposit Agreement and any applicable taxes or governmental charges).

      At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may hold uninvested the net proceeds of such sale, together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the Holders of ADSs that have not theretofore surrendered their ADSs, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for net proceeds and other cash (after deducting, in each case, the fee of the Depositary and other expenses set forth herein for the surrender of an ADS and any applicable taxes or other governmental charges). The Company will not appoint any other depositary for issuance of ADSs so long as Citibank, N.A. is acting as Depositary under this Deposit Agreement. Upon termination of this Deposit Agreement, the Company will also be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.06 and 5.10 hereof.

                                   ARTICLE VII
                                  MISCELLANEOUS

      Section 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

      Section 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (including the Holders) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

      Section 7.03. Severability. In case anyone or more, of the provisions contained in this Deposit Agreement or in any Receipt should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      Section 7.04. Holders as Parties, Binding Effect. The Holders and Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance thereof or any beneficial interest therein. Holders and Beneficial Owners of Original ADSs issued under the Original Deposit Agreement as heretofore in effect shall, from and after the date hereof, have all the rights and be subject to all the obligations of Holders and Beneficial Owners of ADSs hereunder.

      Section 7.05. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Taiwan Semiconductor Manufacturing Company Limited, No. 8, Li-Hsin Rd. 6, Hsinchu Science Park, Hsinchu Taiwan, Attention: Finance Department; facsimile number: (8863) 579-0893, or to any other address which the Company may specify in writing to the Depositary.

      Any and, all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered, or sent by mail, first class, if overseas, airmail postage prepaid or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013,
Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

      Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for ADSs of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

      Notice given as aforesaid (i) to the Company or the Depositary shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation of in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

      Section 7.06. Governing Law and Jurisdiction; Appointment of Agent; Waiver of Immunities. This Deposit Agreement and any Receipt shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York applicable to agreements made and to be performed in such State. With respect to the authorization of this Deposit Agreement by the Company, such authorization shall be governed by the laws of the ROC. Except as set forth in the following sentence, the Company and the Depositary agree that the federal courts in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. In addition, the Company and the Depositary hereby agree that in the event that a Holder brings a suit, action or proceeding against (a) the Depositary in its capacity as Depositary under this Deposit Agreement or (b) against both the Company and the Depositary, in either case, in any state or federal court of the United States, and the Depositary has any claim, for indemnification or otherwise, against the Company arising out of the subject matter of such suit, action or proceeding, then the Depositary may pursue such claim against the Company in the state or federal court in the United States in which such suit, action or proceeding is pending and, for such purposes, the Company irrevocably submits to the non-exclusive jurisdiction of such courts.

      The Company irrevocably designates, appoints, and empowers TSMC North America, with offices currently at 2585 Junction Avenue, San Jose, California 95134, as its authorized agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any such federal or state court as described in the preceding paragraph. If for any reason such agent hereunder shall cease to be available to act as such, the Company agrees to designate a new agent in the United States of America on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such suit, action or proceeding against the Company, by serving a copy thereof upon the relevant agent for service of process referred to in this Section 7.06 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05. The Company agrees that the failure of any such agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any court as provided in the preceding paragraph and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any ROC court or any court as provided in the first paragraph of this Section, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with this Deposit Agreement to the extent provided in the first paragraph of this Section, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

      The provisions of this Section 7.06 shall survive any termination of this Deposit Agreement, in whole or in part.

      Section 7.07. Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement or any Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Instruction I.A.(1) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act.

      Section 7.08. Assignment. This Deposit Agreement may not be assigned by either the Company or the Depositary.

      IN WITNESS WHEREOF, TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof or upon acquisition of any interest in such ADSs.

                                   TAIWAN SEMICONDUCTOR
                                   MANUFACTURING COMPANY LIMITED


                                   By:
                                       -----------------------------------------
                                       Name: Lora Ho
                                       Title: Vice President and Chief Financial
                                              Officer

                                   CITIBANK, N.A.


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     - S-1 -

                                    EXHIBIT A

Number                                      (CUSIP Number _____________________)

                                    American Depositary Shares (One American
                                    Depositary Share Representing, or Evidencing the Right to Receive, Five (5) Fully Paid Common Shares, Par Value NT$10 Per Share)

                                [FORM OF FACE OF]

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                representing, or evidencing the right to receive,

                    COMMON SHARES, PAR VALUE NT$10 PER SHARE

                           (Par Value NT$10 Per Share)

                                       of

               TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED

                         (Incorporated under the laws of

                             the Republic of China)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that [ ], or registered assigns, is the record owner of [ ] American Depositary Shares representing deposited, validly issued and fully paid common shares, par value NT$10 per share ("Shares"), or evidence of rights to receive such Shares, of TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED, a corporation organized under the laws of the Republic of China (the "Company"). At the date hereof, each American Depositary Share represents, or evidences the right to receive, five (5) Shares deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A. Taipei Branch (the "Custodian"). The address of the Principal Office of the Depositary is 388 Greenwich Street, 14th Floor, New York, New York 10013.

      (1) "The Deposit Agreement". This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Amended and Restated Deposit Agreement dated as of [DATE], 2007 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners of ADSs, from time to time, each of whom by accepting an ADS or acquiring any beneficial interest therein, agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Eligible Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Eligible Securities and held thereunder (such Eligible Securities, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Principal Office, at the principal office of the Custodian and at any other designated transfer office. The statements made in this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary may issue Uncertificated ADSs subject, however, to the terms and conditions of Section 2.13 of the Deposit Agreement. Capitalized terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

      (2) "Withdrawal of Deposited Securities". Upon (i) surrender of ADSs at the Principal Office (and, in the case of Certificated ADSs, a Receipt evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented by such ADSs, (ii) payment of the fees of the Depositary for the surrender of ADSs, including the charges of the Depositary for the making of withdrawals and cancellation of ADSs and, in the case of Certificated ADSs, Receipts (as set forth in Exhibit B hereto), governmental charges and taxes payable in connection with such surrender and withdrawal, (iii) delivery to the Depositary of written instructions of the Holder for delivery of the Deposited Securities represented thereby and (iv) delivery by the Holder to the Depositary any and all certifications necessary to allow the Company to comply with applicable ROC law reporting requirements, duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is otherwise instructed by the Company), and subject to the terms and conditions of the Deposit Agreement, the clearing procedures of the Registrar and the Articles of Incorporation of the Company and to the provisions of or governing the Deposited Securities, the Holder such ADSs will be entitled to delivery to him or to his order of the amount of Deposited Securities at the time represented by the ADS or ADSs surrendered, subject to temporary delays caused by the closing of the transfer books of the Depositary or the Company in connection with voting at a shareholders' meeting or the payment of dividends or rights offering. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay. Any Holder or other person requesting withdrawal of Deposited Securities against delivery of ADSs must deliver to the Depositary a written order containing delivery instructions to such effect. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the Holder.

      The Depositary and the Company have been advised that under current ROC law, a Holder wishing to withdraw Deposited Securities from the ADR Facilities is required to appoint an eligible agent in the ROC to open a (i) securities trading account with a local brokerage firm after receiving an approval from the TSE and (ii) a bank account (the securities trading account and the bank account, collectively, the "Accounts"), to pay ROC taxes, remit funds, exercise shareholders' rights and perform such other functions as may be designated by such withdrawing Holder. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities in safe-keeping, make confirmations and settle trades and report all relevant information. Without making such appointment and the opening of such Accounts, the withdrawing Holder would be unable to hold or subsequently sell the Deposited Securities withdrawn from the ADR Facility on the TSE or otherwise.

      The laws of the Republic of China applicable to the withdrawal of Deposited Securities may change from time to time. There can be no assurances that current law will remain in effect or that future changes of the Republic of China law will not adversely affect the ability of Holders to withdraw Deposited Securities hereunder.

      Notwithstanding anything to the contrary herein, no Deposited Securities deposited in connection with a Primary Issue Deposit may be withdrawn or sold upon surrender of ADSs until the Certificate of Payment has been replaced by Shares in physical certificated form or represented by the Master Certificate. Subject to the receipt by the Company of the requisite approval from the TSE and the relevant provisions hereof, on and after the fourth business day in the ROC following the Primary Issue Deposit, and upon receipt by the Depositary of notice of the credit of such number of Scripless Shares represented by the Master Certificate, the Depositary shall give notice thereof to the applicable Holders of Temporary ADSs and thereafter Temporary ADSs shall be eligible for exchange into Share ADSs. Interests in Temporary ADSs in DTC will be automatically exchanged for beneficial interests in Share ADSs as follows: with no further action by Holders, the Depositary shall instruct DTC to automatically transfer any position held by a DTC Participant under the CUSIP number assigned to the Temporary ADSs to the CUSIP number assigned to the Share ADSs. Holders and Beneficial Owners of such Temporary ADSs shall thereafter be Holders and Beneficial Owners of Share ADSs issued hereunder and shall have all the rights and obligations specified in the Deposit Agreement and, in the case of Certificated ADSs, any Receipt pertaining to Share ADSs, and a Holder may withdraw and hold the Scripless Shares or the Shares in physical certificated form, as applicable, or request the Depositary to sell or cause to be sold on behalf of such Holder the Scripless Shares or Shares in physical certificated form, as applicable. For the avoidance of doubt, Shares shall include the Scripless Shares, which are without physical form and traded through book-entry settlement systems and carry the same rights as those attaching to the certificated Shares in respect of dividends and are eligible for trading on the TSE in the same manner as the certificated Shares.

      Holders will be entitled to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by the closing of the transfer books of the Depositary or the register of shareholders of the Company in connection with voting at a shareholders meeting or the payment of dividends or rights offering, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any laws or governmental regulations relating to ADSs or to the withdrawal of Deposited Securities. The Depositary and the Company have been advised that under current ROC law, only Shares represented by the ADSs may be withdrawn by Holders. Upon surrender of ADSs and, in the case of Certificated ADSs, Receipts at the Principal Office and upon payment of any fees, expenses, taxes or other governmental charges as provided hereunder, subject to the terms of the Deposit Agreement, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holder's ADSs be sold on such Holder's behalf.

      Any Holder requesting a sale of Deposited Securities as set forth above may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale.

      Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided hereunder, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, expenses, taxes or governmental charges incurred in connection with such sale, as provided under the Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, of any, and will be subject to a securities transaction tax. The ROC currently does not impose tax on capital gains arising from ROC securities transactions, but there can be no assurance that a capital gains tax on ROC securities transactions will not be imposed in the future or as to the mariner in which any ROC capital gains tax in respect of a sale of Deposited Securities would be imposed or calculated.

      Any Receipt surrendered or written instructions received for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank. Any Holder or other person requesting withdrawal of Deposited Securities against delivery of ADSs must deliver to the Depositary a written order containing delivery instructions directing the Depositary to cause the Deposited Securities being withdrawn to be either electronically delivered or physically delivered, if available, to or upon the written order of a person or persons designated in such instructions. Prior to the Share Listing Date, there can be no assurance that there will be sufficient numbers of certificated Shares available to give effect to all written orders of Holders for the physical delivery of certificated Shares upon the surrender of ADSs.

      Upon the receipt of such instructions and compliance with the terms of
Section 2.06 of the Deposit Agreement, the Depositary shall direct the Custodian to deliver to the principal office of such Custodian or electronically transfer, as described above, in each case, subject to Sections 2.07, 3.01 and 3.02 and to the other terms and conditions of the Deposit Agreement, the clearing procedures of the Registrar and the Articles of Incorporation of the Company, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any cash dividends or distributions with respect to the Deposited Securities or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

      If permitted by ROC law, at the request, risk and expense of any Holder so surrendering ADSs or submitting such written instruction for delivery, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02 of the Deposit Agreement, the Depositary shall direct the Custodian to forward any cash or other property or securities, and forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

      The Depositary will only honor requests for withdrawal of whole numbers of Shares or other Deposited Securities. In the case of a surrender of ADSs representing other than a whole number of Shares or Deposited Securities, the Depositary shall cause ownership of the appropriate whole number of Shares or Deposited Securities to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Deposited Securities or (ii) sell or cause to be sold the Deposited Securities represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. Trading restrictions on the TSE may result in the price per Share or any lot of Shares other than in an integral multiple of 1,000 Shares being lower than the price of Shares in lots of integral multiples of 1,000 Shares.

      (3) "Temporary ADSs". Whenever the Company proposes to issue any Certificate of Payment eligible for deposit under the terms of the Deposit Agreement (in connection with an Offering or otherwise), the Company shall timely notify the Depositary thereof and provide the Depositary with written instructions to the effect that, inter alia, (i) the Certificate of Payment has been or is to be issued pursuant to a bona fide purchase of Eligible Securities from the Company, (ii) the Certificate of Payment is not, and shall not be deemed to be upon its deposit, and the Shares issuable pursuant to the terms of the Certificate of Payment will not be, Restricted Securities, and such written instructions shall include (a) a description of the rights (if any) to any distribution upon Deposited Securities to be made to Holders of Temporary ADSs representing such Certificates of Payment upon the terms set forth in Article IV of the Deposit Agreement, and (b) the date established by the Company upon which the Company shall convert or cause to be converted the Certificate of Payment into Shares on its records and on the records of the Eligible Securities Registrar.

      Subject always to the laws and regulations of the Republic of China, upon deposit of any Certificate of Payment under the terms of the Deposit Agreement and payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and issuing and delivering Receipts (as set forth in Section 5.06 of the Deposit Agreement and Exhibit B thereto), the Depositary shall (i) cause the Custodian to hold such Certificate of Payment separate and distinct from the Shares, any other Certificate(s) of Payment and any other Deposited Securities and (ii) issue and deliver Temporary ADSs representing interests in the Certificate of Payment so deposited. The Temporary ADSs so issued shall be identified and treated separately and distinctly from any other ADSs representing Deposited Securities hereunder by means, inter alia, of separate CUSIP numbers and legending (if necessary). The Depositary may issue Temporary ADSs in one or multiple series as the Depositary in its sole discretion deems necessary and appropriate. No Temporary ADS shall be fungible with any other ADSs issued hereunder.

      The Depositary shall deliver Temporary ADSs in book-entry form only. No certificated Temporary ADRs will be issued except for a balance certificate evidencing all Temporary ADSs held in DTC, which shall be substantially in the form of the Temporary ADR set forth in Exhibit A to the Deposit Agreement, except as may be necessary to identify and treat the Temporary ADSs as separate and distinct from any other ADSs issued under the terms of the Deposit Agreement. The Depositary shall make arrangements for the acceptance of such Temporary ADSs into DTC upon the terms set forth in Section 2.02 of the Deposit Agreement. The Temporary ADRs and the Temporary ADSs evidenced thereby are identical to and confer all of the rights and obligations set forth in the Deposit Agreement relating to Receipts and ADSs represented thereby except that
(i) Holders of Temporary ADSs will have no right to withdraw the Deposited Securities represented by their Temporary ADSs until the Certificate of Payment has been replaced by Shares in physical certificated form or represented by the Master Certificate as described in the next paragraph, (ii) Temporary ADSs shall bear separate CUSIP numbers that shall be different from any CUSIP number that was, is or may be assigned to the other ADSs issued hereunder, (iii) neither Temporary ADSs nor interests in any Certificate of Payment shall be eligible for any Pre-Release Transactions described in Section 5.11 of the Deposit Agreement and (iv) in the event that the Company makes any distributions upon Deposited Securities upon the terms of Article IV of the Deposit Agreement, the Depositary shall make distributions to Holders of Temporary ADSs on the basis of the distribution(s) received from the Company in respect of the Certificate(s) of Payment corresponding to the series of Temporary ADSs held by such Holder. Nothing herein or the Deposit Agreement shall impose any obligation upon the Depositary to make any distributions to Holders of any series of Temporary ADSs on the same basis as Holders of Share ADSs or any other series of Temporary ADSs issued under the terms of the Deposit Agreement.

      In connection with a Primary Issue Deposit, the Company hereby agrees to file the application with the TSE for listing the Master Certificate on the TSE and cause the Taiwan Securities Central Depository to credit into the Custodian's account by book-entry transfer Scripless Shares, as represented by the Master Certificate on or before the fourth business day in the ROC following the Primary Issue Deposit, subject to the receipt by the Company of the requisite approval from the TSE and the relevant provisions hereof and of the Deposit Agreement. Upon receipt of notice from the Company as to the crediting of Scripless Shares, the Depositary shall instruct the Custodian to surrender any Certificate of Payment against the credit of such number of Scripless Shares, as represented by the Master Certificate into the Custodian's account by book-entry transfer. The Company further agrees to issue and deliver the Shares in physical certificated form in respect of the Scripless Shares represented by the Master Certificate and list such Shares on the TSE on or about 60 to 80 calendar days after the Primary Issue Deposit, subject to obtaining approvals from relevant government authorities and the TSE. On the same date the Shares underlying the Master Certificate are listed on the TSE (the "Share Listing Date"), the Master Certificate will be delisted from the TSE and cancelled. Upon receipt by the Depositary of notice of the credit of such number of Scripless Shares, the Depositary shall give notice thereof to the applicable Holders of Temporary ADSs and thereafter Temporary ADSs shall be eligible for exchange into Share ADSs. Interests in Temporary ADSs in DTC will be automatically exchanged for beneficial interests in Share ADSs as follows: with no further action by Holders, the Depositary shall instruct DTC to automatically transfer any position held by a DTC Participant under the CUSIP number assigned to the Temporary ADSs to the CUSIP number assigned to the Share ADSs. Holders and Beneficial Owners of such Temporary ADSs shall thereafter be Holders and

Beneficial Owners of Share ADSs issued under the terms of the Deposit Agreement and shall have all the rights and obligations specified in the Deposit Agreement and in the Receipts pertaining to Share ADSs, and a Holder may withdraw and hold the Scripless Shares or the Shares in physical certificated form, as applicable, or request the Depositary to sell or cause to be sold on behalf of such Holder the Scripless Shares or the Shares in physical certificated form, as applicable. The Depositary will charge no fee for the cancellation of the Temporary ADSs and issuance of Share ADSs in exchange therefor.

      Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary shall have no obligation to any party to exchange Temporary ADSs for Share ADSs as provided herein unless and until, upon delivery by the Depositary of the related Certificate of Payment, the Company shall have delivered or credited into the Custodian's account such number of Shares represented by the Certificate of Payment.

      (4) "Transfers, Split-ups and Combinations". The Depositary, subject to the terms and conditions of the Deposit Agreement and, in the case of any Certificated ADSs, any Receipt, shall promptly register, or cause the Registrar to register, transfers of any such ADSs on its transfer books maintained for such purpose, upon any surrender thereof by a Holder, with instructions, at the Principal Office of the Depositary in person or by duly authorized attorney (in the case of Certificated ADSs, by surrendering the Receipt representing such Certificated ADSs properly endorsed or accompanied by proper instruments of transfer, including signature guarantees in accordance with standard industry practice and the full and accurate completion of any endorsements appearing on such Receipt relating to compliance with the applicable restrictions on transfer thereof, and duly stamped as may be required by any applicable law of the State of New York or of the United States or of the ROC). Upon payment to the Depositary of the fees and charges set forth in Exhibit B to the Deposit Agreement, the Depositary shall execute a new Receipt or Receipts (in the case of Certificated ADSs) and deliver ADSs (and any Receipts in the case of Certificated ADSs ) to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws. Holders of Uncertificated ADSs and Holders of Certificated ADSs shall at all times have the right to exchange their Uncertificated ADSs for Certificated ADSs, or their Certificated ADSs for Uncertificated ADSs, as the case may be, subject to and in accordance with Section 2.13 of the Deposit Agreement. The Depositary may close the transfer books at any time or from time to time when deemed necessary by it in connection with the performance of its duties under the Deposit Agreement or at the written request of the Company.

      The Depositary, subject to the terms and conditions of the Deposit Agreement and any Receipt, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the fees and charges set forth in Exhibit B to the Deposit Agreement, cancel such Receipts and execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered. In connection with any split-up or combination of Receipts pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of the Deposit Agreement.

      (5) "Pre-Conditions to Registration, Transfer, Etc." As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADS or ADR or withdrawal of any Deposited Securities, the Depositary, the Custodian or the Registrar may require payment from the persons presenting the ADSs or the depositor of Eligible Securities of a sum sufficient to reimburse it for any tax or other governmental charge, and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees payable by the Holders and Beneficial Owners. The Depositary may refuse to deliver ADSs or ADRs, to register the transfer of any ADS or ADR or to make any distribution on, or related to, the Eligible Securities until it has received such proof of citizenship or residence, or other information as it may deem necessary or proper, or as the Company may require by written request to the Depositary. The delivery, transfer, registration of transfer of outstanding ADSs or ADRs and surrender of ADSs or ADRs generally may be suspended or refused during any period when the transfer books of the Depositary, the Company or the Company's share registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, at any time or from time to time.

      The delivery of ADSs against, or adjustments in the records of the Depositary to reflect deposits of Eligible Securities generally or of particular Eligible Securities may be suspended or withheld, or the registration of transfer of ADSs or Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding ADSs, or the receipt of written instructions from any person having a beneficial interest in any ADS for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the register of shareholders of the Company are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary in good faith at any time or from time to time. Notwithstanding any other provision of the Deposit Agreement or any Receipts to the contrary, the surrender of outstanding ADSs and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction I.A.(l) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act.

      In furtherance and not in limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to (i) accept for deposit under Section 2.03 of the Deposit Agreement Eligible Securities which the Depositary, the Custodian or the Company has reason to believe (and in the case of the Custodian or the Company, such belief shall have been communicated to the Depositary) are Restricted Securities, or permit such Eligible Securities to be used to satisfy any person's obligation with respect to transactions contemplated by Section 5.11 of the Deposit Agreement; or (ii) accept for (w) deposit under Section 2.03 thereof, (x) transfer or exchange under Section 2.05 thereof, (y) cancellation under Section 2.06 thereof or (z) delivery in satisfaction of any person's obligation with respect to transactions contemplated by Section 5.11 thereof, depositary receipts representing Eligible Securities which are Restricted Securities.

      Subject to Section 5.11 of the Deposit Agreement, the Depositary may issue ADSs against evidence of rights to receive Eligible Securities from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Eligible Securities furnished on behalf of the holder thereof, subject to applicable ROC law.

      Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Eligible Securities or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Eligible Securities or other Deposited Securities, or any Eligible Securities or Deposited Securities the deposit of which would violate any provisions of the Articles of Incorporation of the Company. Also without limitation of the foregoing, the Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit under the Deposit Agreement any Eligible Securities identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States and other jurisdictions.

      (6) "Liability of Holders for Taxes and Other Charges". If any tax, duty or other governmental charge, shall become payable by the Custodian or the Depositary with respect to any ADS or ADR or any Deposited Securities represented by the ADSs, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner thereof to the Depositary. The Depositary may refuse to effect any transfer of such ADS or ADR or any withdrawal of Deposited Securities underlying such ADS until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities underlying such ADS, and may apply such dividends or other distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the Holder or Beneficial Owner thereof will remain liable for any deficiency.

      Although in certain circumstances ROC income tax imposed on certain stock dividends distributed by the Company may be deferred until the sale or other disposition of such stock dividends, the Depositary will elect to waive the deferral of income tax on such stock dividends.

      (7) "Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal". Each person presenting Eligible Securities for deposit under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Eligible Securities and each certificate therefor, are duly and validly authorized, issued and outstanding, fully paid and non-assessable and free of any preemptive rights and (ii) the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit and withdrawal of Eligible Securities and the issuance or cancellation of ADSs or adjustments in the Depositary's records in respect thereof.

      Each person depositing Eligible Securities, taking delivery of or transferring ADSs or any beneficial interest therein, or surrendering ADSs or any beneficial interest therein and withdrawing Eligible Securities under the Deposit Agreement shall be deemed thereby to represent and warrant that such Eligible Securities or ADSs are not Restricted Securities and that any such deposit, transfer or surrender and withdrawal is not restricted under the Securities Act and is in accordance with the applicable restrictions and conditions on transferability set forth in the Deposit Agreement, in each case in accordance with any applicable securities laws of any State of the United States. Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Eligible Securities or the ADSs or beneficial interest therein. If any representation or warranty deemed made pursuant to this paragraph is false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person deemed to have made such representation or warranty, to take any and all actions necessary to correct the consequences thereof.

      Whenever the Company shall deposit any Certificate of Payment under the Deposit Agreement, the Company shall be deemed thereby to represent and warrant that (i) such Certificate of Payment is, and the Shares to be received in exchange therefor will be, duly authorized, validly issued, fully paid and non-assessable, (ii) all preemptive (and similar) rights, if any, with respect to such Certificate of Payment have been, and with respect to the Shares to be received in exchange therefor will have been, validly waived or exercised, (iii) the Company has duly authorized the issuance of the Shares to be delivered in exchange for the Certificate of Payment, so presented for deposit, (iv) the Certificate of Payment presented for deposit is, and the Shares to be deposited upon the exchange therefor will be, free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the Temporary ADSs issuable upon such deposit in the case of the Certificate of Payment, will not be, Restricted Securities and (v) the Certificate of Payment presented for deposit has not been, and the Shares to be deposited upon the exchange therefor will not have been, stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of any Certificate of Payment or Master Certificate, as the case may be, and in connection with the Certificate of Payment, the issuance and cancellation of Temporary ADSs in respect thereof and the transfer of such Temporary ADSs.

      (8) "Filing Proofs, Certificates and Other Information". Any person presenting Eligible Securities for deposit or any Holder may be required from time to time (a) to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing Deposited Securities, and the terms of the Deposit Agreement, and legal or beneficial ownership of ADSs, Deposited Securities and other securities, and the nature of such interest, (b) to provide information to the Depositary or Custodian relating to the registration on the books of the Company (or the Eligible Securities Registrar) of the Eligible Securities presented for deposit or other information, (c) to execute such certificates and (d) to make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations thereunder. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company shall, withhold the delivery or registration of transfer of all or part of any ADS or Receipt, or the delivery of any dividend or other distribution or of rights or of the net proceeds of the sale thereof or the delivery of any Deposited Security, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary's and the Company's satisfaction, subject to Section 7.07 of the Deposit Agreement. The Depositary shall, upon the Company's written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

      (9) "Charges of Depositary". The Depositary will charge any party (i) who makes a deposit of the Eligible Securities or to whom ADSs are issued, (ii) who surrenders an ADS for the purpose of delivery or withdrawal of deposited

Eligible Securities or other Deposited Securities and (iii) to whom a distribution of Eligible Securities pursuant to an exercise of rights or other free distributions of Eligible Securities (other than with respect to stock splits or dividends) is made, a fee of up to $0.05 for each ADS (or fraction thereof) issued or surrendered and a fee of up to $0.02 for each ADS (or fraction thereof) held for any cash distribution (other than with respect to dividends) made pursuant to the Deposit Agreement. The Company will pay such expenses, fees or charges of the Depositary and those of the Registrar, if any, as are agreed to in a written agreement between the Company and the Depositary, except for taxes and other governmental charges, any applicable share transfer, custody and registration fees on deposit, withdrawal, or transfer of Eligible Securities, certain cable, telex, facsimile transmission and delivery charges and such expenses as are incurred by the Depositary in the conversion of foreign currency into U.S. dollars, and in connection with compliance with foreign exchange control regulations, which shall be payable by Holders.

      (10) "Title to Receipts". Subject to any limitations set forth in a Receipt or in the Deposit Agreement, when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice), title to such Receipt (and to the Certificated ADSs evidenced thereby) shall be transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the registered Holder of a Receipt (and the Certificated ADSs evidenced thereby) as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Beneficial Owner of a Receipt (and the Certificated ADSs evidenced thereby) unless such Beneficial Owner is the registered Holder thereof. ADSs are transferable on the books of the Depositary, provided that the Depositary may close the transfer books at any time when deemed necessary by it in connection with the performance of its duties under the Deposit Agreement or at the written request of the Company.

      (11) "Validity of Receipt". This Receipt shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. Neither this Receipt nor any Certificated ADS evidenced hereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless it shall have been so dated, signed, countersigned and registered. If this Receipt bears the manual or facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, this Receipt shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of this Receipt by the Depositary.

      This Receipt may be endorsed with or have incorporated in the text thereof such legends or recitals or changes, including requirements with respect to registration of transfer, not inconsistent with the Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations thereunder,
(ii) as maybe required to comply with any applicable laws or regulations, in order for the ADSs to meet any listing requirements or other rules or regulations of the New York Stock Exchange or any other exchange or stock quotation system upon which the ADSs may be listed, traded or quoted or to conform with any usage with respect to such laws, regulations, requirements or rules, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Receipts of ADSs are subject by reason of the date or manner of issuance or type of the underlying Deposited Securities or otherwise, or (iv) as may be required by any book-entry system in which the ADSs are held.

      The Share ADSs and the Temporary ADSs shall each bear a separate and distinct CUSIP number that is different from one another and from any CUSIP number, that was, is or may be assigned, to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not ADSs issued thereunder and are Restricted Securities.

      (12) "Disclosure of Beneficial Ownership". Notwithstanding any other provision of the Deposit Agreement, the Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they own or owned ADSs or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters. Each such Holder agrees to provide any such information requested by the Company or the Depositary pursuant to this paragraph whether or not such person is still a Holder at the time of such request. The Depositary agrees to use reasonable efforts to comply with the reasonable written instructions from the Company requesting that the Depositary forward any such requests to registered Holders or former registered Holders and to forward to the Company any responses to such requests received by the Depositary; provided, that nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary to provide or obtain any information not so provided by such Holders or former Holders. Each Holder further agrees to make such disclosure of interests in Eligible Securities of the Company as may be required to be made by such Holder under any laws, regulations or codes of practice applicable in the ROC or any other jurisdiction whether or not the same may be enforceable against such Holder.

      (13) "Ownership Restrictions". Notwithstanding any other provision of the Deposit Agreement, the Company may restrict transfers of the Eligible Securities or securities convertible into Shares where the Company informs the Depositary that such transfer might result in ownership of Eligible Securities exceeding the limits imposed by applicable laws of the ROC, regulations and rules of the FSC or the TSE, or the Company's Articles of Incorporation. The Company may also restrict in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Deposited Securities, or securities convertible into Shares represented by the ADSs, beneficially owned by a single Holder to exceed such limits. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Deposited Securities represented by the ADSs held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by any applicable law. The Depositary shall use its reasonable efforts to comply with the written instructions of the Company as provided in this paragraph.

      As of the date hereof, there are no such limitations affecting ownership of Eligible Securities imposed by applicable laws of the ROC, regulations and rules of the FSC or the TSE, the Articles of Incorporation of the Company or any provisions of or governing Deposited Securities.

      (14) "Compliance with Information Requests". Notwithstanding any other provision of the Deposit Agreement, each Holder agrees to comply with requests from the Company pursuant to applicable U.S. and ROC laws or regulations and any stock exchange on which the Eligible Securities are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder owns ADSs (and Deposited Securities) and regarding the identity of any other person interested in such ADSs and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

      (15) "Available Information". The Company is currently subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or submit certain reports with the Commission. These public reports and other information can be retrieved from the Commission's website (www.sec.gov) and can be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date of this Deposit Agreement at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

Dated:           , 200_

                                          CITIBANK, N.A., as Depositary

Countersigned:


By:
    ----------------------------------
Authorized Signatory

                          [FORM OF REVERSE OF RECEIPT]

                          SUMMARY OF CERTAIN ADDITIONAL
                       PROVISIONS OF THE DEPOSIT AGREEMENT

      (16) "Distributions Upon Deposited Securities". Subject always to applicable laws, whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05 of the Deposit Agreement, promptly convert or cause such dividend or distribution to be converted into U.S. dollars and shall promptly distribute such amount to the registered Holders entitled thereto, as of the record date fixed pursuant to
Section 4.06 thereof, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, however, that in the event that the Company, the Custodian and the Depositary shall be required to withhold and does withhold, subject to Section
4.12 thereof, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect of ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding.

      Subject always to applicable laws, if the Company declares a dividend in, or free distribution of, Eligible Securities, the Depositary may, and will if the Company so requests, distribute to the Holders entitled thereto, in proportion to the number of ADSs held by them respectively, additional ADSs that represent the amount of Eligible Securities received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Eligible Securities and the issuance of ADSs, including the withholding of any tax or other governmental charge, the sale of all or a portion of the Eligible Securities received as such dividend or free distribution to pay such tax or other governmental charge and the payment of the fees of the Depositary. In lieu of delivering fractional ADSs in the event of any such dividend or free distribution, the Depositary will sell the amount of Eligible Securities represented by the aggregate of such fractions and distribute the net proceeds in U.S. dollars, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional ADSs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each American Depositary Share will thenceforth also represent the additional Eligible Securities distributed upon the Deposited Securities represented thereby subject to applicable ROC law. In making any distribution on the Deposited Securities, the Depositary also may request payment from all Holders and Beneficial Owners in lieu of withholding any tax, or government charge which may be payable in connection with such distribution.

      Subject always to applicable laws, if the Company offers or causes to be offered to the holders of any Eligible Securities any rights to subscribe for additional Eligible Securities or any rights of any other nature, the Company shall inform the Depositary prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. To the extent that any distribution of rights is made to Holders, such distribution shall be made in proportion to the number of ADSs held by them respectively. The Depositary shall make such rights available to Holders only if
(i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received opinions of ROC and US Counsel and such other certificates as it may reasonably require to determine the lawfulness of making the rights available to such Holders, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event all conditions set forth above are satisfied, the Depositary after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to any Holders. In the event the conditions set forth above are not satisfied, the Depositary, after consultation with the Company, will have the discretion as to the procedure to be followed in disposing of such rights for the benefit of any Holders and making the net proceeds available in U.S. dollars to such Holders; provided, however, that, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, further, that the Depositary may in its discretion after consultation with the Company, and shall at the request of the Company, if the Depositary determines (which determination may be based on opinions of ROC and U.S. counsel that the Company will provide if requested by the Depositary) that it is lawful and feasible to make available in proportion to the number of ADSs held by such Holder, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other investments in proportion to the number of ADSs held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales for the account of such Holders otherwise entitled to such right, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADSs, or otherwise. If the Depositary determines that it is not lawful or feasible to make any such rights available to ADS holders, or to sell any such rights as described above, the Depositary will allow such rights to lapse.

      In circumstances in which rights would not otherwise be distributed, if a Holder requests the distribution of warrants of other instruments in order to exercise the rights allocable to the ADSs of such Holder, the Depositary shall make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised, and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Eligible Securities to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary will, on behalf of such Holder, exercise the rights and purchase the Eligible Securities, and the Company shall cause the Eligible Securities so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Eligible Securities so purchased to be deposited and will issue and deliver ADSs to such Holder, pursuant to the Deposit Agreement.

      Notwithstanding anything to the contrary in Section 4.03 of the Deposit Agreement, the Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Holders or are registered under the provisions of the Securities Act; provided that nothing in the Deposit Agreement will create, or be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If a Holder requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration. The Depositary will not be responsible for any failure to determine whether it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

      Subject always to applicable laws, whenever the Depositary shall receive any distribution other than cash, Eligible Securities or rights in respect of the Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Holders entitled thereto, as of record date fixed pursuant to Section 4.06 of the Deposit Agreement, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to their holdings, respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that, if in the opinion of the Depositary, such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withholds an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act or other law in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purposes of effecting such distribution, including, but not be limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary) will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

      If the Depositary determines that any distribution of property (including Eligible Securities and rights to subscribe therefor) is subject to any taxes or other governmental charges which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property in such amount and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges, and the Depositary will distribute the net proceeds of any such sale after deduction of taxes or charges to the Holders entitled thereto in proportion to the number of ADSs held by them, respectively.

      References in this paragraph to "Holders" are to Holders as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement.

      (17) "Record Dates". Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Eligible Securities that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Eligible Securities or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary will, subject to the requirements of applicable law and the regulations of any stock exchange on which the ADSs may be listed, fix a record date which shall be the same date, to the extent practicable, as the record date for the Eligible Securities or other Deposited Securities, or if different, to be fixed as soon thereafter as practicable; (a) for the determination of the Holders who will be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each ADS will represent the changed number of Eligible Securities, subject to the provisions contained herein. Subject to the provisions of Sections 4.01 through 4.05 and 5.09 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the sale thereof, to give voting instructions for the Deposited Securities, or to exercise the rights of Holders under the Deposit Agreement with respect to such changed number of Eligible Securities, represented by each ADS, in proportion to the number of ADSs held by them respectively, or with respect to such other matter. The Depositary shall promptly notify the New York Stock Exchange, Inc. of any action to fix a record date for the ADSs or to close the transfer books for the ADSs.

      (18) "Voting of Deposited Securities". Each Holder of ADSs appoints the Depositary as its representative to exercise the voting rights with respect to the Eligible Securities or other Deposited Securities represented by the ADSs. Holders may exercise voting rights with respect to the Eligible Securities represented by such ADSs only in accordance with the provisions contained herein and in the Deposit Agreement. Except as described below, Holders will not be able to exercise voting rights attaching to the Deposited Securities on an individual basis. According to ROC Company Law, a shareholder's voting rights attaching to shareholdings in a ROC company must, as to all matters subject to a vote of shareholders (other than the election of directors, if such election is done by means of cumulative voting), be exercised as to all shares held by such shareholder in the same manner. Accordingly, the voting rights attaching to the Deposited Securities must be exercised as to all matters subject to a vote of shareholders by the Depositary, as representative of the Holders, collectively in the same manner, except in the case of an election of directors, if such election is done by means of cumulative voting. The election of directors is by means of cumulative voting unless the Company's Articles of Incorporation stipulate otherwise.

      The Company will provide to the Depositary sufficient copies (including English translations), as the Depositary may reasonably request, of notices of meetings of shareholders of the Company and the agenda therefor (containing an indication of the number of directors to be elected if an election of directors is to be held at the meeting), and, upon the request of the Depositary, a list of the candidates who have expressed their intentions to run for an election of directors (collectively, the "Voting Materials") which the Depositary will mail to Holders as soon as practicable after receipt of the same by the Depositary, together with instructions (the "Voting Instructions Notice") as to the manner in which each Holder may give instructions to the Depositary to vote for or against each resolution specified in the agenda for the meeting and to vote, on a cumulative basis (if the election is done by means of cumulative voting), for the persons designated by such Holder as directors. In order for such voting instructions to be valid, such voting instructions must be returned to the Depositary in the manner specified by the Depositary for such purposes in the Voting Instructions Notice by such date as the Depositary may specify, not to be earlier than 10 days after mailing of the Voting Materials and Voting Instructions Notice to the Holders, and not to be later than five days prior to the date of the shareholders' meeting. For the benefit of the Holders, the Depositary has agreed to request the list of candidates who have expressed their intentions to run for election of directors. In connection with an election for the directors, additional or different candidates may be nominated at the meeting of the shareholders than those proposed in the list provided by the Company. In the event (i) any such additional or different candidates are nominated at the meeting or (ii) the number of directors to be elected is changed subsequent to the mailing of the Voting Materials and Voting Instructions Notice to the Holders by the Depositary, the Depositary may develop procedures to calculate votes in a manner not inconsistent with the provisions of Section 4.07 of the Deposit Agreement; provided, however, that, the Depositary shall not exercise any discretion with regard to any voting rights and if the Depositary elects to develop such procedures, it shall do so in such a manner so as to give effect, to the extent practicable, to the instructions received from the Holders.

      Subject to the provisions described in the second succeeding paragraph, which will apply to the election of directors done by means of cumulative voting, if a Holder or Holders together holding at least 51 % of the ADSs outstanding at the relevant record date instruct the Depositary to vote in the same manner in respect of one or more resolutions to be proposed at the meeting

(other than the election of directors), the Depositary will notify the instructions to the Chairman of the Board of Directors of the Company (the "Chairman") or such other person as the Chairman may designate (the "Representative") and appoint the Representative as the representative of the Depositary and the Holders to attend such meeting and vote all the Deposited Securities represented by ADSs to be voted in the manner so instructed by such Holder or Holders in relation to such resolution or resolutions (the "Voting Instruction").

      If, for any reason, the Depositary has not by the date specified by it received instructions from a Holder or Holders together holding at least 51 % of all the ADSs outstanding at the relevant record date to vote in the same manner in respect of any of the resolutions specified in the agenda for the meeting (other than the elections of directors), then such Holders will be deemed to have instructed the Depositary to authorize and appoint the Representative as representative of the Depositary and the Holders to attend such meeting and vote all the Deposited Securities represented by ADSs as such Representative deems appropriate with respect to such resolution or resolutions, which may not be in the interests of the Holders.

      The Depositary will notify the instructions for the election of directors received from Holders to the Representative and appoint the Representative as the representative of the Depositary and the Holders to attend such meeting, and vote the Deposited Securities represented by ADSs as to which the Depositary has received instructions from Holders for the election of directors in the matter so instructed to the extent practicable, subject to any restrictions under ROC law and the Articles of Incorporation of the Company. Such Holders who by the date specified by the Depositary have not delivered instructions to the Depositary, will be deemed to have instructed the Depositary to authorize and appoint the Representative as the representative of the Depositary and the Holders to attend such meeting and vote all the Deposited Securities represented by ADSs as to which the Depositary has not received instructions from the Holders for the election of directors as the Representative deems appropriate with respect to such resolution or resolutions, which may not be in the best interests of the Holders. Candidates standing for election as representatives of a shareholder may be replaced by such shareholder prior to the meeting of shareholders and the votes cast by the Holder for such candidates shall be counted as votes for their replacements.

      The Depositary's notification of a Voting Instruction or appointment of a Representative in the manner and circumstances described above shall be subject to the receipt (at the sole cost and expense of the Depositary) by the Depositary of a ROC legal opinion (which opinion may be delivered at the time of entering into the Deposit Agreement) addressed to, and in the form and substance satisfactory to, the Depositary, to the effect that under ROC law (i) the Deposit Agreement is valid, binding and enforceable against the Company and the Holders of ADSs (subject to certain assumptions and qualifications), and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when voting in accordance with this paragraph and will not, in the absence of negligence, bad faith or breach of contract, be subject to any potential liability under ROC law for losses arising from such voting on the ground that the voting in accordance with Section 4.07 of the Deposit Agreement is in violation of ROC law; provided, however, in the event of a change in applicable ROC law after the date of the Deposit Agreement the Depositary shall be entitled to an opinion of ROC outside counsel with respect to (i) and (ii) above prior to the next occurring shareholders' meeting subsequent to such change in applicable ROC law. The Company and the Depositary shall take such actions, including the amendment of Section 4.07 of the Deposit Agreement, as they shall deem appropriate to endeavor to provide for the exercise of voting rights attached to the Shares at future shareholders' meetings of the Company in a manner consistent with applicable ROC law.

      By continuing to hold ADSs, all Holders will be deemed to have agreed to the voting provisions set forth herein as they may be amended from time to time.

      As of the date hereof, the ROC Company Law and the Articles of Incorporation of the Company provide that a holder of Shares (including any holder of an interest in any Certificate of Payment evidencing the irrevocable right to receive Shares) has one vote for each Share.

      The Depositary will not, and the Depositary will endeavor to ensure that the Custodian and their respective nominees (including the Representative) do not (except as described above), exercise any discretion as to voting, nor vote or attempt to exercise the right to vote that attaches to the Deposited Securities, other than in accordance with such instructions.

      (19) "Right to Submit Proposal at General Meeting of Shareholders". Beneficial Owners that individually or together with other Beneficial Owners hold at least 51% of the ADSs outstanding at the Shareholder Record Date are entitled to submit each year one written proposal (the "Proposal") for voting at the general meeting of shareholders of the Company; provided, that (i) the Proposal is in Chinese language and does not exceed 300 Chinese characters in length, (ii) the Proposal is submitted to the Depositary at least two Business Days prior to the expiry of the Submission Period, which Submission Period shall be publicly announced by the Company each year in a report on Form 6-K filed with the Commission prior to the commencement of the closed period, during which under the ROC laws the Company shall close its share transfer book, for general meetings of shareholders of the Company as required by relevant law, during which under the ROC laws the Company shall close its share transfer book, (iii) the Proposal is accompanied by a written certificate to the Depositary (the "First Certificate"), in the form required by the Depositary, certifying that the Proposal is being submitted by Beneficial Owners ("Submitting Holders") that individually or together with other Beneficial Owners hold at least 51% of the ADSs outstanding at the Submission Date and, if the Submission Date is on or after the Shareholder Record Date, also certifying that the Submitting Holders held at least 51% of the ADSs outstanding as of the Shareholder Record Date,
(iv) if the Submission Date is prior to the Shareholder Record Date, the Submitting Holders must also provide, within five Business Days after the Shareholder Record Date, a second written certificate (the "Second Certificate") to the Depositary, in the form required by the Depositary, certifying that the Submitting Holders continued to hold at least 51% of the ADSs outstanding at the Shareholder Record Date, (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Certificate or the Second Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the general meeting of the shareholders of the Company (including the costs and expenses of the Depositary or its agent to attend the general meeting of the shareholders of the Company) as such fees and expenses may be reasonably determined and documented by the Depositary or the Company, and (vi) the Proposal shall only be voted upon at the general meeting of shareholders of the Company if the Proposal is accepted by the board of directors of the Company as eligible in accordance with law for consideration at a shareholders meeting.

      Any Proposal(s) received by the Depositary which the Depositary reasonably believes to be in full compliance with the preceding paragraph shall be submitted by the Depositary to the Company prior to the expiration of the Submission Period. The Depositary shall withdraw any Proposal so submitted as to which the Depositary has not received within five Business Days after the Shareholder Record Date any Second Certificate required under the preceding paragraph.

      This Paragraph (19) shall cease to be applicable whenever the Shares registered in the name of the Depositary as representative of the Holders constitute less than one percent (1%) of the total issued and outstanding Shares of the Company as of the Shareholder Record Date.

      (20) "Right to Submit Nomination for Independent Director at Meeting of Shareholders". The Depositary will, if so requested by Beneficial Owners that individually or together with other Beneficial Owners own at least 51% of the ADSs outstanding at the applicable Shareholder Record Date (such Beneficial Owners, the "Nominating Owners") submit one (1) nomination of a roster of candidates (a "Nomination") to be considered for nomination as independent directors to the Company's board of directors for voting at the meeting of shareholders of the Company; provided, that: (i) the number of independent director candidates contained in the Nomination shall not exceed the number of the independent directors to be elected at such meeting, (ii) the Nomination shall contain the name, educational background and past work experience of each independent director candidate identified in the Nomination, (iii) the Nomination shall include (a) a letter of consent issued by each independent director candidate identified in the Nomination consenting to act as a director if such independent director candidate is elected as such, (b) a written statement by each independent director candidate identified in the Nomination assuring that such independent director candidate complies with relevant ROC laws and regulations, each as amended, and that the requirements, if any, required to be fulfilled by the independent director candidate under relevant ROC law and the Company's Articles of Incorporation are satisfied, and (c) any other documents as may be required by law or the Company from time to time, (iv) the Nomination is submitted to the Depositary at least two Business Days prior to the expiration of the Nomination Submission Period (which Nomination Submission Period shall be publicly announced by the Company in a report on Form 6-K filed with the Commission prior to the commencement of the closed period, during which under the ROC laws the Company shall close its share transfer book, for a general or special meeting of shareholders of the Company as required by relevant law when the meeting of shareholders of the Company involves the election of independent directors), (v) the Nomination is accompanied by a written certificate to the Depositary signed by each Nominating Owner (the "First Nomination Certificate"), in a form satisfactory to the Depositary and the Company, certifying that (a) each Nominating Owner has only endorsed the said Nomination, (b) the Nomination is being submitted by Nominating Owners that individually or together with other Nominating Owners own at least 51% of the ADSs outstanding at the Nomination Submission Date and (x) if the Nomination Submission Date is on or after the applicable Shareholder Record Date, also certifying that the Nominating Owners owned at least 51% of the ADSs outstanding as of such Shareholder Record Date, or (y) if the Nomination Submission Date is prior to the applicable Shareholder Record Date, also certifying that the Nominating Owners will continue to own at least 51% of the ADSs outstanding as of such Shareholder Record Date and will provide, within five Business Days after such Shareholder Record Date, a second written certificate to the Depositary signed by each Nominating Owner (the "Second Nomination Certificate"), in a form satisfactory to the Depositary and the Company, certifying that the Nominating Owners continued to own at least 51% of the ADSs outstanding on the applicable Shareholder Record Date (together with certified evidence of each Nominating Owner's ownership of the applicable ADSs as of such applicable Shareholder Record Date), and (c) the name(s) and address(es) of the Nominating Owner(s) and the number of ADSs owned by each Nominating Owner (together with certified evidence of each Nominating Owner's ownership of the applicable ADSs as of the Nomination Submission Date, in the case of (a), and the applicable Shareholder Record Date, in the case of (b)),
(vi) the Nomination is accompanied by a joint and several irrevocable undertaking of all Nominating Owners (which undertaking may be contained in the First Nomination Certificate or the Second Nomination Certificate) that each such Nominating Owner shall pay all fees and expenses incurred in relation to the submission of the Nomination for voting at the meeting of the shareholders of the Company (including the costs and expenses of the Depositary or its agent to attend any meeting of the shareholders of the Company) as such fees and expenses may be reasonably determined and documented by the Depositary or the Company, and (vii) the Nomination shall only be voted upon at the meeting of shareholders of the Company if the Nomination is accepted by the board of directors of the Company as eligible in accordance with law for consideration at a shareholders meeting. Each Beneficial Owner hereby agrees and acknowledges that in no event shall the Depositary or its nominee be nominated by the Nominating Owner(s) for election as an independent director at a meeting of the Company's shareholders.

      Any Nomination timely received by the Depositary which the Depositary reasonably believes to be in full compliance with the preceding paragraph shall be submitted by the Depositary to the Company prior to the expiration of the Nomination Submission Period. Any Nomination so submitted as to which the Depositary has not received within five (5) Business Days after the applicable Shareholder Record Date any Second Nomination Certificate required under the preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period. In the event the Depositary receives more than one (1) Nomination by a Nominating Owner, or a group of Nominating Owners, each of which appears to satisfy the requirements set forth in the preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Nominations received from such Nominating Owner(s), except for the first Nomination received by the Depositary from such Nominating Owner(s) and shall submit such Nomination to the Company for consideration at a meeting of the Company's shareholders involving the election of independent directors in accordance with the terms hereof. The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Nominating Owner(s). Neither the Depositary nor its nominee shall be obligated to attend and speak at the meeting of the Company's shareholders involving the election of independent directors on behalf of the Nominating Owner(s).

      Notwithstanding anything contained herein or in the Deposit Agreement, and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the nomination rights, including, without limitation, notice of the Nomination Submission Period, or the receipt of any Nomination(s) from Nominating Owners, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

      This Paragraph (20) shall cease to be applicable whenever the Shares registered in the name of the Depositary as representative of the Holders constitute less than one percent (1%) of the total issued and outstanding Shares of the Company as of the Shareholder Record Date or the Company's Articles of Incorporation no longer provide shareholders of the Company with the right to nominate candidates for election as independent directors.

      (21) "Changes Affecting Deposited Securities". Upon any change in nominal or par value, split up, consolidation or other reclassification of Deposited Securities, or upon any capitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, and upon the Depositary having obtained specific regulatory approval, if necessary, for the issuance of additional ADSs from the appropriate governmental entity in the ROC, any securities which shall be received by the Depositary or the Custodian in exchange for, in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the ADSs shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional ADSs are delivered pursuant to the following sentence. In any such, case, the Depositary may, after consulting with the Company, and will, if the Company so requests, issue and deliver additional ADSs as in the case of a distribution in Eligible Securities, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities. Furthermore, the Company and the Depositary shall determine whether any amendments to the terms of the Deposit Agreement are required in any such case.

      Notwithstanding the foregoing, in the event that any security or property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of an opinion of Company's counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement.

      (22) "Reports; Inspection of Register". The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications received from the Company which are both (a) received by the Depositary as representative of the holder of record of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also promptly provide or make available to the Holders copies of such reports and communications when furnished by the Company pursuant to Section 5.08 of the Deposit Agreement. Any such reports and communications furnished or made available to shareholders (including any proxy form and agenda) furnished to the Depositary by the Company will be furnished in English when so required pursuant to any regulations of the Commission or any stock exchange on which the ADSs are listed.

      The Depositary shall keep books at its Principal Office for the registration and transfer of ADSs, which office shall be open at all reasonable times for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the ADSs or any Receipts.

      (23) "Taxation". The Depositary or the Custodian will forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities. In accordance with instructions from the Company and to the extent practicable and at the expense of the Company, the Depositary will take, or will cause the Custodian to take, reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties with respect to dividends and other distributions on the Deposited Securities. Holders may be required, from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary's obligations under applicable law. Holders shall provide the Depositary, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Depositary may reasonably request. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors; employees, agents and Affiliates against, and hold each of them harmless from any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.12 of the Deposit Agreement.

      Upon the request of any Holder, the Depositary shall provide such Holder with evidence of foreign taxes withheld to the extent such information is available, but in no event shall the Depositary be held liable for a Holder's failure to obtain foreign tax credits against the Holder's United States federal income tax liability.

      If any withholding tax is imposed at source on any amounts paid under the Deposit Agreement and the Company is required to withhold and pay such tax, the Company shall promptly surrender to the Depositary the original tax receipt or other proof of payment in a form reasonably satisfactory to the Depositary, subject to applicable ROC law. Additionally, if any tax is paid by the Company (e.g., stamp duty tax or capital gains tax) relating to any amounts paid under the Deposit Agreement, the Company shall promptly surrender to the Depositary the original tax receipt or other proof of payment in a form reasonably satisfactory to the Depositary, subject to applicable ROC law.

      In no event shall the Depositary be held liable if the Company or any subsidiary thereof constitutes a Foreign Personal Holding Company, Passive Foreign Investment Company, or any other type of entity that may result in a Holder's increased tax liability in respect of (i) gain realized on the sale or other disposition of the ADSs or (ii) dividends. The Depositary is under no obligation to provide any Holder with any information regarding the tax status of the Company in the current or any succeeding taxable years.

      (24) "Liability of the Company and the Depositary". Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates will be liable to any Holder or other person or entity, if by reason of any provision of any present or future law or regulation of the United States, the ROC or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or any of their respective directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided will be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04, 4.10 or 5.09 of the Deposit Agreement, or for any reason, such distribution or offering may not be lawfully made available to Holders, and the Depositary may not lawfully dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary will not make such distribution or offering, and will allow the rights, if applicable, to lapse.

      The obligations of the Company and the Depositary and their respective agents under the Deposit Agreement are expressly limited to performing their respective duties specified herein and in the Deposit Agreement in good faith and using their reasonable judgment.

      Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence and in good faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, its Affiliates nor its agents or the Company, its Affiliates or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs or Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary. Neither the Depositary, its Affiliates, nor its agents, or the Company, its Affiliates, nor its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Eligible Securities for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its Affiliates and its agents and the Company, its Affiliates and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, or for the failure of the Company to exchange any Certificate of Payment into any Scripless Shares represented by the Master Certificate or any Master Certificate into Shares in physical certificated form, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not be obligated in any way to monitor or enforce the obligations of the Company, including, without limitation, in respect of any Certificate of Payment, the conversion of such Certificate of Payment into any Scripless Shares represented by the Master Certificate or any Master Certificate into Shares in physical certificated form.

      (25) "Resignation and Removal of the Depositary; the Custodian". The Depositary may at any time resign as Depositary by sixty (60) days' written notice of its election so to do to the Company, such resignation to take effect upon the earlier of (i) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and (ii) the expiration of sixty (60) days after delivery to the Company of such notice.

      The Depositary may at any time be removed by the Company by sixty (60) days' written notice of such removal which shall become effective upon the earlier of (i) the sixtieth (60th) day after delivery thereof to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      (26) "Amendment of Deposit Agreement and Receipts". The form of ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of the Holders or Beneficial Owners of ADSs, provided, however, that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of Holders, will not take effect as to outstanding ADSs until the expiration of thirty (30) days after notice of any amendment has been given to the Holders of outstanding ADSs, and in any case, to the extent necessary to comply with applicable laws or regulations. Every Holder of an ADS or beneficial interest therein, at the time any amendment so becomes effective, will be deemed, by continuing to hold such ADS or beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Holder or Beneficial Owner of any ADS to surrender such ADS or beneficial interest therein and to receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

      (27) "Termination of Deposit Agreement". The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least sixty (60) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders then outstanding at least sixty (60) days prior to the date fixed in such notice of termination if, any time after sixty (60) days have expired after the Depositary will have delivered to the Company a written notice of its election to resign, a successor depositary will not have been appointed and accepted its appointment, in accordance with the terms of the Deposit Agreement.

      On and after the date of termination, the Holder of an ADS will, upon (a) surrender of such ADS at the Principal Office, (b) payment of the fee of the Depositary for the surrender of ADSs referred to in the Deposit Agreement, and
(c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADSs. If any ADSs remain outstanding after the date of termination of the Deposit Agreement, the Depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the Holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and other property and the delivery of underlying Eligible Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs (after deducting, in each case, the fees of the Depositary for the surrender of an ADS and other expenses set forth in, the Deposit Agreement and any applicable taxes or governmental charges).

      At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may hold uninvested the net proceeds of such sale, together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the Holders of ADSs that have not theretofore surrendered their ADSs, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for net proceeds and other cash (after deducting, in each case, the fee of the Depositary and other expenses set forth in the Deposit Agreement for the surrender of an ADS and any applicable taxes or other governmental charges). The Company will not appoint any other depositary for issuance of ADSs so long as Citibank, N.A. is acting as Depositary under the Deposit Agreement. Upon termination of the Deposit Agreement, the Company will also be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.06 and 5.10 of the Deposit Agreement.

      (28) "Certain Rights of the Depositary, Limitations". Subject to the further terms and provisions of Section 5.11 of the Deposit Agreement, Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Eligible Securities from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Eligible Securities furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Eligible Securities or ADSs; provided, however, that the Depositary may, to the extent permitted by applicable law, (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.03 of the Deposit Agreement and (ii) deliver Eligible Securities prior to the receipt and cancellation of ADSs pursuant to Section
2.06 thereunder, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Eligible Securities in satisfaction of a Pre-Release Transaction; provided that the Depositary may not execute any Pre-Release Transaction (a) prior to receipt of any required ROC regulatory approval or (b) if such release would violate applicable law. Each Pre-Release Transaction must be (i) preceded or accompanied by a written representation by the person or entity (the "Applicant") to whom the ADSs or Eligible Securities are to be delivered that such Applicant, or its customer, owns the Eligible Securities or ADSs to be remitted, as the case may be, and assigns all right, title and interest therein to the Depositary for the benefit of the Holders, and such other representations and agreements as are set forth in the Deposit Agreement, (ii) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (iii) terminable by the Depositary on not more than five business days notice and (iv) subject to the further indemnities and credit regulations as the Depositary deems appropriate. The number of ADSs that are outstanding at any time as a result of Pre-Release Transactions will not normally exceed 30% of the Eligible Securities deposited thereunder, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, after consultation with the Company. The Depositary may also set limits with respect to the number of ADSs and Eligible Securities involved in Pre-Release Transactions with any one Applicant on a case by case basis as it deems appropriate. Neither Temporary ADSs nor any interest in any Certificate of Payment shall be eligible for Pre-Release Transactions under the Deposit Agreement.

      The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (ii) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

      (29) "Compliance with U.S. Securities Laws". Notwithstanding anything in the Deposit Agreement or any Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Instruction I.A.(l) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act.

      (30) "Disclosure of Ownership and Shareholders' Rights". The Company hereby agrees, for so long as may be required for the benefit of Holders of ADSs while the Deposit Agreement remains in effect, that it shall register the Depositary or its nominee in its register of shareholders with respect to all Eligible Securities or other Deposited Securities deposited with the Custodian at any time and from time to time for the benefit of Holders of ADSs.

      The Company further covenants, for so long as the Deposit Agreement remains in effect, that, with respect to all Eligible Securities or other Deposited Securities deposited with the Custodian at any time and from time to time for the benefit of Holders of ADSs, it will not suspend (a) the status of the Depositary or its nominee as registered shareholder of the Company or (b) the rights of holders of Eligible Securities or other Deposited Securities, including the right to vote, in or connected to such Eligible Securities or other Deposited Securities deposited with the Custodian, subject to the provisions of the Deposit Agreement.

      Notwithstanding that the Depositary will act for the Holders of ADSs and will be unable to make the disclosures or declarations required under the Company's Articles of Incorporation, the Company shall treat the Depositary, acting for the Holders of ADSs, equally with any other registered holder of Eligible Securities or other Deposited Securities with respect to the exercise of all rights of registered holders of Eligible Securities or other Deposited Securities, including, but not limited to, the right to vote and to receive dividends or other distributions, subject to the provisions of the Deposit Agreement.

      If as a result of a change of ROC law, the Depositary acting for the Holders of ADSs shall no longer be able to exercise the rights of a registered holder of Eligible Securities as provided in the preceding paragraphs, the Company agrees to use its reasonable efforts to give the Depositary and the Holders not less than thirty (30) days prior written notice thereof.

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _____________ whose taxpayer identification number is _____________ and whose address including postal zip code is_____________ the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing _____________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated: __________________________          Signature: __________________________

      NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

      If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

      All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

                                            SIGNATURE GUARANTEED


                                            ____________________________________

                            CHARGES OF THE DEPOSITARY

        Service                                Rate                               By Whom Paid
        -------                                ----                               ------------
(1) Issuance of ADSs;              Up to $5.00 per 100                     Party for whom deposits are
deposit of Eligible                American Depositary                     made or party receiving
Securities (including              Shares (or fractions thereof)           ADSs
Distribution of ADSs               issued pursuant to exercises of
rights or other free
distributions of stock,
but excluding stock
dividends)

(2) Delivery of Deposited          Up to $5.00 per 100 ADSs                Party surrendering ADSs
Securities, property and           (or fraction thereof)                   or making withdrawal
cash against surrender of          surrendered
ADSs

(3) Distribution of cash           Up to $2.00 per 100 ADSs                Party to whom distribution
proceeds (i.e. upon sale           held                                    is made
of rights and other
entitlements)

      The Depositary will charge any party (i) who makes a deposit of Eligible Securities or to whom ADSs are issued, (ii) who surrenders an ADS for the purpose of delivery or withdrawal of deposited Eligible Securities or other Deposited Securities and (iii) to whom a distribution of Eligible Securities pursuant to an exercise of rights or other free distributions of Eligible Securities (other than with respect to stock splits or dividends) is made, a fee of up to $0.05 for each ADS (or fraction thereof) issued or surrendered, and a fee of up to $0.02 for each ADS (or fraction thereof) for any cash distribution (other than with respect to dividends) made pursuant to the Deposit Agreement. The Company will pay such expenses, fees or charges of the Depositary and those of the Registrar, if any, as are agreed to in a written agreement between the Company and the Depositary, except for taxes and other governmental charges, any applicable share transfer, custody and registration fees on deposit, withdrawal, or transfer of Eligible Securities, certain cable, telex, facsimile transmission and delivery charges and such expenses as are incurred by the Depositary in the conversion of foreign currency into U.S. dollars, and in connection with compliance with foreign exchange control regulations, which shall be payable by Holders.


                                      B-1